UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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IDI, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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IDI, INC.

(fka Tiger Media, Inc.)

2650 North Military Trail, Suite 300

Boca Raton, Florida 33431

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To be held on June 2, 2015

To our Stockholders:

The Annual Meeting of Stockholders of IDI, Inc. (the “Company”) will be held on Tuesday, June 2, 2015 at 3:30 p.m., Eastern Time, at 4400 Biscayne Boulevard, Miami, Florida 33137 to consider and vote on the following proposals:

(1)	The election of seven (7) directors to serve for a one year term until the 2016 Annual Meeting of Stockholders or until a successor is duly elected and qualified;

(2)	The approval of the IDI, Inc. 2015 Stock Incentive Plan and ratification of awards made under the plan;

(3)	A non-binding advisory vote on executive officer compensation (“Say on Pay”);

(4)	A non-binding advisory vote on the frequency of future Say on Pay votes; and

(5)	The transaction of such other and further business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Board of Directors has fixed the close of business on April 13, 2015 as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting.

The enclosed proxy statement contains information pertaining to the matters to be voted on at the annual meeting. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 is being mailed with this proxy statement.

By order of the Board of Directors,

Chairman of the Board

Boca Raton, Florida

April 30, 2015

IMPORTANT NOTICE

REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 2, 2015

The accompanying proxy statement and the 2014 Annual Report on Form 10-K are available on the

Company’s website on the Investor Relations page at http://www.tigermedia.com.

YOU ARE REQUESTED, REGARDLESS OF THE NUMBER OF SHARES OWNED, TO SIGN AND

DATE THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY, OR TO USE THE INTERNET

VOTING SYSTEM SET FORTH IN THE PROXY.

IDI, INC.

(fka Tiger Media, Inc.)

2650 North Military Trail, Suite 300

Boca Raton, Florida 33431

PROXY STATEMENT

Annual Meeting of Stockholders

To be held on June 2, 2015

General

We are providing these proxy materials in connection with the solicitation by the Board of Directors of IDI, Inc. (the “Board”) of proxies to be voted at our 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and at any and all postponements or adjournments thereof. Our Annual Meeting will be held on Tuesday, June 2, 2015, at 3:30 p.m., Eastern Time, at 4400 Biscayne Boulevard, Miami, Florida 33137. For directions to the Annual Meeting, please contact Joshua Weingard at (305) 575-4602 or jweingard@tigermedia.com. This proxy statement and the enclosed form of proxy are first being sent to stockholders on or about April 30, 2015. On April 30, 2015, IDI, Inc. changed its corporate name from Tiger Media, Inc. In this proxy statement, IDI, Inc. is referred to as “IDI,” the “Company,” “we,” “our,” or “us.”

Purposes of the Meeting

At the Annual Meeting, our stockholders will consider and vote upon the following matters:

(1)	The election of seven (7) directors to serve for a one year term until the 2016 Annual Meeting of Stockholders or until a successor is duly elected and qualified;

(2)	The approval of the IDI, Inc. 2015 Stock Incentive Plan (the “Plan”) and ratification of awards made under the Plan;

(3)	A non-binding advisory vote on executive officer compensation (“Say on Pay”);

(4)	A non-binding advisory vote on the frequency of future Say on Pay votes; and

(5)	The transaction of such other and further business as may properly come before the meeting or any adjournments or postponements of the meeting.

Outstanding Securities and Voting Rights

Only holders of record of the Company’s common stock at the close of business on April 13, 2015, the record date, will be entitled to notice of, and to vote at, the Annual Meeting. On that date, we had 13,888,454 shares of common stock outstanding. Each share of common stock is entitled to one vote at the Annual Meeting.

The Company also has 4,965,302 shares of Series A Non-Voting Convertible Preferred Stock (the “Series A Preferred Stock”) outstanding on the record date. The Series A Preferred Stock is not entitled to vote on the proposals to be presented at the Annual Meeting, but holders of Series A Preferred Stock are entitled to notice of and to attend the Annual Meeting.

The holders of a majority of the issued and outstanding shares of common stock present at the Annual Meeting, either in person or by proxy, and entitled to vote at the Annual Meeting, constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under New York Stock Exchange rules, a broker does not have the discretion to vote on any of the proposals to be presented at the Annual Meeting. As a result, any broker that is a member of the New York Stock Exchange will not have the discretion to vote on the proposals, if such broker has not received instructions from the beneficial owner of the shares represented. A broker non-vote will have no effect on the proposals. Abstentions will have no effect on Proposal 1 and will have the same effect as a vote against Proposals 2, 3, and 4.

Proxy Voting

Shares for which proxy cards are properly executed and returned will be voted at the Annual Meeting in accordance with the directions given or, in the absence of directions, will be voted “FOR” Proposal 1 — election of the seven nominees for director named herein, “FOR” Proposal 2 — approval of the Plan, “FOR” Proposal 3 — approval of the Say on Pay proposal, and for “ONE (1) YEAR” with respect to Proposal 4 — the frequency of future Say on Pay votes. If other matters are properly presented, the person named in the proxies in the accompanying proxy card will vote in accordance with their discretion with respect to such matters.

Voting by Stockholders of Record.

If you are a stockholder of record (your shares are registered directly in your name with our transfer agent), you may vote by proxy, via the Internet, or by mail by following the instructions provided on the proxy card. Stockholders of record who attend the Annual Meeting may vote in person by obtaining a ballot from the inspector of elections. Please be prepared to present photo identification for admittance to the Annual Meeting.

Voting by Beneficial Owners.

If you are a beneficial owner of shares (your shares are held in the name of a brokerage firm, bank, or other nominee), you may vote by following the instructions provided in the vote instruction form, or other materials provided to you by the brokerage firm, bank, or other nominee that holds your shares. To vote in person at the Annual Meeting, you must obtain a legal proxy from the brokerage firm, bank, or other nominee that holds your shares, and present such legal proxy from the brokerage firm, bank, or other nominee that holds your shares for admittance to the Annual Meeting. Also, be prepared to present photo identification for admittance to the Annual Meeting.

Changing Your Vote.

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date via the Internet (only your latest Internet proxy submitted prior to the meeting will be counted), by signing and returning a new proxy card with a later date, or by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.

All votes will be tabulated by an Inspector of Elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A list of the stockholders entitled to vote at the Annual Meeting will be available at the Company’s executive office, located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431, for a period of ten (10) days before the Annual Meeting and will be available at the Annual Meeting for examination by any stockholder.

Proposal 1

ELECTION OF DIRECTORS

We are electing seven (7) directors at the Annual Meeting. Each director will hold office until our next annual meeting or until a successor is elected and qualified to serve on the Board. The Board has nominated the seven individuals listed below (each a “Nominee”) based on the recommendation of the Board’s Corporate Governance and Nominating Committee (the “Nominating Committee”). Each of Messrs. Fried, Dubner, Rubin and Daniel Brauser currently serve as a director, however Messrs. Dubner and Daniel Brauser, as well as Nominees, Messrs. Hunter, Benz, and Michael Brauser are being nominated for election at our Annual Meeting for the first time. Chi-Chuan (Frank) Chen, Peter W.H. Tan and Yunan (Jeffrey) Ren are not standing for re-election. Each Nominee has consented to be named in this proxy statement and has agreed to serve as a director if elected. If any Nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the size of the Board may be reduced accordingly. The Board is not aware of any existing circumstances likely to render any Nominee unavailable. Under our bylaws Nominees are elected by a plurality of votes cast.

The following table sets forth certain information concerning our Directors/Nominees:

Name	Position	Director Since
Robert N. Fried	Chairman of the Board	2009
Derek Dubner	Co-Chief Executive Officer and Director	2015
Steven D. Rubin	Director	2009
Daniel Brauser	Director	2015
Peter Benz	Director Nominee	—
Michael Brauser	Director Nominee	—
Ken Hunter	Director Nominee	—

Biographical Information About Our Continuing Directors

Mr. Robert Fried, 55, has served as Chairman of the Board since August 2011 and was Co-Chairman of the Board from the business combination pursuant to which IDI, which was previously organized in Delaware as Ideation Acquisition Corp. (“Ideation”), (1) redomiciled from Delaware to the Cayman Islands, as a Cayman Islands exempt company and (2) completed the acquisition of Search Media International, resulting in Search Media International becoming a wholly-owned subsidiary of SearchMedia Holdings (the “Business Combination”) in October 2009 until August 2011. Mr. Fried served as the President and Chief Executive Officer and a member of the board of directors of Ideation from November 2007 to October 2009. Mr. Fried is the founder and CEO of Spiritclips, LLC, a subscription streaming video service acquired by Hallmark Cards, Inc., in 2012. Since 1990, Mr. Fried has served as President of Fried Films, a motion picture production company he founded in 1990. Mr. Fried is also an Academy Award winning motion picture producer whose credits include Rudy, Collateral, Boondock Saints, So I Married an Axe Murderer, Godzilla, and numerous others. From December 1994 until June 1996, Mr. Fried was President and Chief Executive Officer of Savoy Pictures, a unit of Savoy Pictures Entertainment, Inc. Savoy Pictures Entertainment was sold to Silver King Communications, which is now a part of InterActive Corp, in 1996. From 1983 to 1990, Mr. Fried held several executive positions including Executive Vice President in charge of Production for Columbia Pictures, Director of Film Finance and Special Projects for Columbia Pictures and Director of Business Development at Twentieth Century Fox. The Nominating Committee believes Mr. Fried’s experience as an executive of several companies, provides valuable business, leadership and management advice to the Board in many critical areas. Mr. Fried holds an M.S. from Cornell University and an M.B.A. from the Columbia University Graduate School of Business.

Mr. Derek Dubner, 43, has served as our Co-Chief Executive Officer and as a member of the Board since completion of the Merger (as defined elsewhere in this document), as well as Chief Executive Officer of

Interactive Data, a Company subsidiary. Mr. Dubner has over 15 years of experience in the data fusion industry. Mr. Dubner has served as the Chief Executive Officer of The Best One, Inc. (“TBO”), and its subsidiary, Interactive Data, since October 2014. Prior to TBO, Mr. Dubner served as General Counsel of TransUnion Risk and Alternative Data Solutions, Inc. from December 2013 to June 2014. Mr. Dubner served as General Counsel and Secretary of TLO, LLC (“TLO”) from inception in 2009 through December 2013. The Nominating Committee believes Mr. Dubner’s experience as Co-Chief Executive Officer of IDI and Chief Executive Officer of Interactive Data provides valuable business, industry and management advice to the Board.

Mr. Steven D. Rubin, 54, has served as a member of the Board since the business combination in October 2009. Mr. Rubin served as the Secretary of Ideation from June 2007 to October 2009. Mr. Rubin has served as the Executive Vice President of OPKO Health, Inc. (“Opko”), a specialty healthcare company, since May 2007 and a director of Opko since February 2007, a director of Cocrystal Pharma, Inc., a pharmaceutical company since January 2014 and is a member of The Frost Group, LLC, a private investment firm. In addition to Opko, Mr. Rubin currently serves on the Boards of Directors Non-Invasive Monitoring Systems, Inc., a medical device company, Neovasc, Inc., a developer of vascular devices, Kidville, Inc., which operates upscale learning and play facilities for children, Tiger X Medical, Inc. (formerly known as Cardo Medical, Inc.), formerly a medical device company, Sevion Therapeutic, Inc., a clinical stage company building and developing therapeutics for the treatment of cancer and immunological diseases, Castle Brands, Inc., a marketer of premium spirits. Mr. Rubin previously served on the board of directors of Dreams, Inc., a vertically integrated sports licensing and products company, Ideation, TransEnterix, Inc. (formerly SafeStitch Medical, Inc.), a medical device company and PROLOR Biotech, Inc., a development stage biopharmaceutical company prior to its merger with OPKO Health. Mr. Rubin previously served as the Senior Vice President, General Counsel and Secretary of IVAX Corporation from August 2001 until September 2006. The Nominating Committee believes Mr. Rubin’s pertinent qualifications, attributes and skills include legal experience, managerial experience, and the knowledge and insight he has attained through his service as a director and officer of several publicly-traded corporations.

Mr. Daniel Brauser, 34, was appointed a member of the Board after the Merger on March 2015. Dan Brauser has served as a director of uSell.com, Inc. since July 23, 2008 and as Executive Chairman since November 6, 2014. From October 16, 2013 to November 6, 2014, Dan Brauser served as uSell’s Chief Executive Officer. Additionally, Dan Brauser served as uSell’s Chief Executive Officer from July 10, 2012 until October 10, 2012. Prior to being appointed Chief Executive Officer, Dan Brauser served as uSell’s Chief Financial Officer from July 23, 2008 through July 10, 2012. From July 23, 2008 through May 7, 2009, Dan Brauser also served as uSell’s President and Chief Operating Officer. From November 2005 until September 2007, Dan Brauser served as the Senior Vice President of Health Benefits Direct Corporation. Dan Brauser has been a consultant to TBO since September 2014. The Nominating Committee believes Mr. Brauser’s experience as an executive officer of a public company provides valuable business and management advice to the Board. Daniel Brauser is the son of Michael Brauser.

Biographical Information About Our Director Nominees

Michael H. Brauser, 58, has been the manager of, and an investor with, Marlin Capital Partners, LLC (“Marlin Capital”), a private investment company, since 2003. From 1999 to 2002, he served as president and chief executive officer of Naviant, Inc. (eDirect, Inc.), an internet marketing company. He also was a founder of Seisint, Inc. (eData.com, Inc.). Mr. Brauser served as co-chairman of the board of directors of InterCLICK (now a part of Yahoo Inc. (NASDAQ: YHOO)), from August 2007 to December 2011. Mr. Brauser also served as co-chairman of the board of directors of Chromodex, Inc., an innovative natural products company, from October 2011 to February 2015. The Nominating Committee believes that Mr. Brauser’s experience as a director on various public company boards of directors and as a manager of an investment company bring extensive business and management expertise to the Board. Michael Brauser is the father of Daniel Brauser.

Mr. Peter Benz, 54, is the Chief Executive Officer of Viking Asset Management, LLC, an asset and investment management company which he founded in 2001. Since January 2012, Mr. Benz has served as a director of Starboard Resources, Inc., an onshore oil and natural gas exploration and production company. Mr. Benz has also served as a director of Usell.com, a technology based online market place, since October 2014 and as a director and Chairman of the Board of Optex Systems, Inc., a manufacturer of optical systems for the defense industry since November 2014. The Nominating Committee believes Mr. Benz’ knowledge and experience in developing companies and capital markets strengthen the Board’s collective qualifications, skills, and experience.

Mr. Ken Hunter, 71, is an accomplished executive in the data fusion industry. Mr. Hunter served as the Chief Executive Officer of TLO from inception in 2009 through May 2013. TLO filed a voluntary petition for Chapter 11 bankruptcy on May 9, 2013 due to the untimely passing of its founder. In December 2013, TransUnion Risk and Alternative Data Solutions, Inc. acquired substantially all of the assets of TLO. From 2005 through 2009, Mr. Hunter was the CEO of JARI Research Corporation, a cancer research company. Prior to that, Mr. Hunter was President and CEO of the Council of Better Business Bureaus throughout the United States and Canada from 1999 to 2005. Mr. Hunter also has 35 years of government experience, serving in various positions; including Associate Postmaster General of the United States, Inspector General of the Postal Service, and Chief Postal Inspector. Mr. Hunter has been active in volunteer public service roles for many years, including his current 15 years of service on the Board of the National Center for Missing and Exploited Children. Mr. Hunter holds a bachelor’s degree in mathematics from Colorado State University and is a graduate of the Senior Executive Program at Stanford University. The Nominating Committee believes Mr. Hunter’s public and private business experience will allow him to offer valuable business and management advice to the Board.

Vote Required and Board Recommendation

Nominees are elected by a plurality of votes cast at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” each Nominee for Director.

Director Compensation

The following table sets forth information regarding the compensation of our non-employee directors for the year ended December 31, 2014.

Name	Fees Earned Or Paid In Cash($)	Stock Awards($)(2)	Total($)
Robert Fried	10,000	10,000	20,000
Chi-Chuan (Frank) Chen(1)	10,000	10,000	20,000
Yunan (Jeffery) Ren(1)	30,000	10,000	40,000
Steven Rubin	15,000	10,000	25,000

(1)	Messrs. Chen and Ren are not standing for re-election as directors.
(2)	Amounts shown reflect compensation expense recognized in 2014.

Our non-employee directors receive an annual cash payment of $10,000 payable quarterly with the first payment made in arrears, and the equivalent of $10,000 worth of restricted stock units (“RSUs”), which vest immediately on the date of the Company’s Annual Meeting. In addition, the Chairman of the Compensation Committee receives an additional $5,000 cash per year and our Audit Committee Chairman receives an additional $20,000 cash per year. Directors are also eligible to receive additional equity grants based on contributions to the Board.

On January 28, 2015, the Board granted RSUs to certain employees and directors, including our non-employee directors in the following amounts:

Name	Number of RSUs
Robert Fried	37,000
Steven Rubin	27,000
Yunan (Jeffery) Ren	12,000
Chi-Chuan (Frank) Chen	5,000

The Board granted these RSUs in recognition of these directors’ significant contributions to the Board. These RSUs will vest in full on July 28, 2015 and may be accelerated in the event of an involuntary termination of service to the Company.

In addition, on March 24, 2015, the Board granted 73,000 RSUs to Mr. Rubin and 63,000 RSUs to Mr. Fried in recognition of their significant contributions to the Board. These RSUs will vest in full on September 24, 2015 and may be accelerated in the event of an involuntary termination of service to the Company.

Board Meetings; Annual Meeting Attendance; Independence

The Board oversees our business and affairs and monitors the performance of management. The Board met regularly during the year ended December 31, 2014 and continues to meet regularly to review matters affecting our company and to act on matters requiring Board approval. The Board also holds special meetings whenever circumstances require and may act by unanimous written consent. During 2014, the Board held six meetings and took one action by unanimous written consent. All of our directors attended at least 75% of our meetings held in person or by proxy. The Board encourages, but does not require, its directors to attend the Company’s annual meeting. Messrs. Tan and Fried attended the 2014 Annual Meeting of Stockholders.

Under the NYSE MKT relevant standards, an independent director means a person other than an executive officer or employee of the company, and no director qualifies as independent unless the issuer’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. NYSE MKT requires that a majority of the board of directors of a company be independent.

As a result of the Board’s review of the relationships of each of the nominees for election to the Board, the Board has affirmatively determined that (1) a majority of its current directors, Messrs. Fried, Rubin, Chen and Ren, and (2) a majority of directors nominated for election at the Annual Meeting, Messrs. Fried, Rubin, Benz, and Hunter, are “independent” directors within the meaning of the listing standards of NYSE MKT and applicable law.

Code of Ethics

The Company has adopted a Code of Ethics, which is applicable to the Company’s directors, officers, and employees, including the Company’s principal executive officer and principal financial officer. The Code of Ethics is published on the Company’s web site at www.tigermedia.com on the Investor Relations page.

Board Leadership Structure

The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. This provides the Board flexibility to establish a specific governance policy regarding Chairman/CEO separation if necessary or desired. Currently, the positions of

Chairman of the Board and Chief Executive Officer are held by different persons with Robert Fried serving as Chairman of the Board and Derek Dubner and Peter Tan serving as Co-Chief Executive Officers.

Board Oversight of Enterprise Risk

The Board is involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified below but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management’s assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The Compensation Committee and Nominating Committee each consider the risks within their areas of responsibility. The Board satisfies their oversight responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.

Committees

The standing committees of the Board are the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee.

Audit Committee

During 2014, Messrs. Chen and Ren (Chairman) served as members of our Audit Committee. Mr. Ren served as our Audit Committee financial expert. Following the Annual Meeting, the members of the Audit Committee are expected to be Messrs. Benz and Hunter, both of whom are independent directors as determined by the NYSE MKT Rules.

IDI maintains an Audit Committee of two members pursuant to the exemption provided under Section 803(B)(2)(c) of the NYSE MKT Company Guide, which provides that an issuer that satisfies the definition of Smaller Reporting Company in Regulation S-K, Item 10(f)(1), is only required to maintain an Audit Committee of at least two members. IDI satisfied the definition of Smaller Reporting Company in Regulation S-K, Item 10(f)(1), with a public float of less than $75 million at June 30, 2014. The Board of IDI has adopted a written charter for the Audit Committee which the Audit Committee reviews and reassesses for adequacy on an annual basis. A copy of the Audit Committee’s charter is located on IDI’s website at www.tigermedia.com.

The Audit Committee held four meetings during 2014 and took no action by written consent.

Compensation Committee

The members of the Compensation Committee are Steven Rubin, Chairman, and Robert Fried, both of whom are independent directors as determined by the NYSE MKT Rules. The compensation committee is responsible for reviewing and approving compensation of the company’s executive affairs and for advising the board with respect to compensation for the Board’s non-employee directors. A copy of the Compensation Committee’s charter is located on IDI’s website at www.tigermedia.com.

The Compensation Committee held three meetings during 2014 and took no action by written consent.

Corporate Governance and Nominating Committee

The members of the Nominating Committee are Robert Fried and Steven Rubin. The Nominating Committee is responsible for identifying individuals qualified to become members of the Board or any committee thereof; recommending nominees for election as directors at each annual stockholder meeting; recommending candidates to fill any vacancies on the Board or any committee thereof; and overseeing the evaluation of the Board. A copy of the Nominating Committee’s charter is located on IDI’s website at www.tigermedia.com.

The Nominating Committee held one meeting during 2014 and took no action by written consent.

Communications with our Board of Directors

Any stockholder who wishes to send a communication to our Board should address the communication either to the Board or to the individual director in care of Joshua Weingard, Corporate Counsel and Secretary of IDI at 4400 Biscayne Boulevard, Miami, Florida 33137. Mr. Weingard will forward the communication either to all of the directors, if the communication is addressed to the Board, or to the individual director, if the communication is addressed to a specific director.

Nominees for Director and Other Stockholder Proposals

The Nominating Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The Nominating Committee is responsible for reviewing each candidate’s biographical information and assessing each candidate’s independence, skills, qualifications, and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Nominating Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural backgrounds, and professional expertise, among other factors.

Only persons who are nominated in accordance with the procedures set forth in our Bylaws will be eligible for election as directors. Nominations of persons for election to the Board and other proposals presented to our stockholders may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board or (ii) by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in our Bylaws. Such nominations and other proposals presented to our stockholders, other than those made by or at the direction of the Board, shall be made by timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s nomination for a director or other stockholder proposal must be delivered to the secretary at the Company’s principal executive offices not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, before the first anniversary of the preceding year’s annual meeting. The stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or all information that is required in connection with a stockholder proposal, in each case pursuant to and in accordance with the Section 14(a) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Auditor Fees And Services

The following table sets forth the fees billed by Marcum Bernstein & Pinchuk LLP (“Marcum”) for the years ended December 31, 2014 and December 31, 2013.

	2014	2013
Audit Fees	$154,663	$161,405
Audit-Related Fees(1)	3,595	2,395
Tax Fees	—	—
All Other Fees	—	—

Total	$158,258	$163,800

(1)	Relates to out-of-pocket expenses incurred by Marcum and reimbursed by the Company.

Pre-Approval Policies and Procedures for Audit and Permitted Non-Audit Services

The Audit Committee is responsible for pre-approving all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent registered public accounting firm. The Audit Committee is also responsible for considering whether the independent registered public accounting firm’s performance of permissible non-audit services is compatible with its independence. The Audit Committee’s chairman has authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm provided that all pre-approvals by the chairperson must be presented to the full Audit Committee at its next scheduled meeting.

Consistent with these policies and procedures, the Audit Committee approved all of the services rendered by Marcum for the years ended December 31, 2014 and December 31, 2013, as described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. We have engaged as our independent public accountants to report on the conformity of the Company’s financial statements to accounting principles generally accepted in the United States. In this context, the Audit Committee hereby reports as follows:

1. The Audit Committee has reviewed and discussed the audited financial statements with management of the Company.

2. The Audit Committee has discussed with Marcum, our independent registered public accounting firm, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees.

3. The Audit Committee has also received the written disclosures and the letter from Marcum required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed the independence of Marcum with that firm.

4. Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board and the Board approved the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the SEC.

The foregoing has been furnished by the Audit Committee:

Yunan (Jeffery) Ren (Chairman)

Chi-Chuan (Frank) Chen

This “Audit Committee Report” is not “Soliciting Material,” and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides certain summary information concerning compensation paid by the Company, to or on behalf of, the following named executive officers for the fiscal years ended December 31, 2014 and December 31, 2013.

Name and Principal Position	Year	Salary($)		Stock Awards($)(1)	Option Awards($)(1)	Total($)
Peter W.H. Tan	2014	350,000		21,396	125,514	496,910
Chief Executive Officer	2013	350,000		545,604	104,070	999,674
Jacky Wang	2014	62,500	(2)	40,608	—	103,108
Chief Financial Officer

(1)	Amounts shown reflect compensation expense recognized in 2014 and 2013.
(2)	Mr. Wang began service as the Company’s Chief Financial Officer on August 1, 2014. Mr. Wang’s annual salary is $150,000. The salary disclosed in the table reflects Mr. Wang’s service from August 1, 2014 through December 31, 2014.

The Board believes that our executive compensation programs are designed to secure and retain the services of high quality executives and to provide compensation to our executives commensurate and aligned with our performance and advances both the short and long-term interests of our company and our stockholders. We seek to achieve these objectives through two principal compensation programs: base salary and long-term equity incentives, in the form of grants of stock options and RSUs. Base salaries are designed primarily to attract and retain talented executives. Grants of equity awards provide a strong incentive for achieving long-term results by aligning the interests of our executive with those of our stockholders, while at the same time encouraging our executives to remain with us. The Board believes the compensation program for our executive officers is appropriately based upon our performance and the individual performance and level of responsibility of the executive officers.

On January 28, 2015, the Board granted RSUs to certain employees and directors, including Messrs. Tan and Wang. Mr. Tan was granted 99,800 RSUs and Mr. Wang was granted 20,000 RSUs. The Board granted these RSUs in recognition of their contributions as officers of the Company. These RSUs vest in full on July 28, 2015 and may be accelerated in the event of an involuntary termination of service to the Company.

Peter W.H. Tan Employment Agreement

On February 7, 2012, the Company entered into an executive employment agreement with Peter W. H. Tan, effective as of February 13, 2012 (the “Employment Agreement”), relating to his service as Chief Executive Officer of the Company. The Employment Agreement has a term of three years and shall be automatically extended for successive one-year terms unless either the Company or Mr. Tan gives the other party written notice of termination no less than 60 days, and no more than 120 days, prior to the expiration of such one-year term. Pursuant to the Employment Agreement, Mr. Tan receives an annual base salary in the amount of $350,000 payable in 12 equal monthly installments for each calendar year, subject to annual review and adjustment by the Board. Mr. Tan is also eligible to earn an annual bonus in an amount determined by the Compensation Committee or the Board , based upon achieving performance metrics and strategic goals established by the Compensation Committee. Additionally, Mr. Tan is eligible to participate in any of the Company’s equity incentive plans as determined by the Board, consistent with the terms provided to the Company’s other senior officers, including the Initial Option Grant (as defined in the Employment Agreement). The Employment Agreement provides that following a Company Change of Control Transaction (as defined in the Employment Agreement), all unvested options and restricted shares granted pursuant to the Initial Option Grant vest upon the closing of the Change of Control Transaction. In addition, the Company will provide Mr. Tan with those benefits offered to the senior most executive officers of the Company, including any health insurance plan and annual holiday plan.

If Mr. Tan’s employment is terminated by (i) the Company without cause (as described in the Employment Agreement) or (ii) Mr. Tan for Good Reason (as defined in the Employment Agreement), then (A) the Company will continue to pay Mr. Tan’s base salary for the remainder of the Term (as defined in the Employment Agreement), which will be paid in accordance with the Company’s normal payroll cycles in effect on the termination or resignation date; and (B) the Company will vest any options of the Initial Option Grant that would have vested during the Term. The Employment Agreement includes a non-competition covenant that runs through the three-month period following the termination of Mr. Tan’s employment, a non-solicitation covenant that runs through the one-year period following the termination of Mr. Tan’s employment and customary confidentiality provisions.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth certain summary information concerning outstanding equity awards as of December 31, 2014 held by the following named executive officer.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexerciseable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
	15,000	—		—	5.30	February 8, 2022
Peter W.H. Tan	53,333	26,667	(1)	3,142	5.50	February 13, 2022
	10,000	20,000	(2)	18,603	8.10	November 11, 2023
Jacky Wang	—	—		—	—

(1)	These options vested on February 13, 2015.
(2)	Options to purchase 30,000 shares of common stock were granted on November 11, 2013. The options vest in three equal annual installments beginning on November 11, 2014.

Stock Awards

Name	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards; Number of unearned shares, units or other rights that not vested (#)	Equity incentive plan awards; Market or payout value of unearned shares, units or other rights that have not vested ($)
Peter W.H. Tan	—		—	—	—
Jacky Wang	60,000	(1)	246,000	—	—

(1)	These RSUs were granted on August 1, 2014 and vest in four equal annual installments beginning on August 1, 2015.

Proposal 2

2015 IDI, INC.

STOCK INCENTIVE PLAN

Overview

The Board has approved and unanimously recommends that the stockholders approve the IDI, Inc. 2015 Stock Incentive Plan (the “Plan”), covering the issuance of 2,500,000 shares of Common Stock. The primary purpose of the Plan is to attract, retain, reward and motivate certain individuals by providing them with an opportunity to acquire or increase a proprietary interest in IDI (the “Company”) and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between such individuals and the stockholders of the Company.

The following discussion summarizes the material terms of the Plan. This discussion is not intended to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this proxy statement as Annex A.

Administration

The Plan shall be administered by the compensation committee of the Board (for purpose of this description of the Plan, the “Committee”), or such other committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board.

All grants under the Plan will be evidenced by a certificate (an “Award Agreement”) that will incorporate such terms and conditions as the Committee deems necessary or appropriate.

Coverage Eligibility and Annual Grant Limits

The Plan provides for the issuance of awards (each, an “Award”) consisting of stock options (“Options”), stock appreciation rights (“SARs”), restricted stock (“Restricted Stock”), restricted stock units (“RSUs”), performance shares (“Performance Shares”) and performance units (“Performance Units”). Incentive stock options (“ISOs”) may be granted under the Plan only to our employees. Our employees, consultants, directors, independent contractors and certain prospective employees who have committed to become an employee are eligible to receive all other types of awards under the Plan (each an “Eligible Individual”).

The granting of Awards under the Plan shall be subject to the following limitations: (i) a maximum of 2,500,000 shares of Common Stock may be subject to grants of ISOs; (ii) a maximum of 2,500,000 shares may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock; (iii) a maximum of 2,500,000 of shares may be subject to grants of Options or SARs to any one Eligible Individual during any one fiscal year; (iv) a maximum of 2,500,000 of such shares may be subject to grants of Performance Shares, Restricted Stock, RSUs, and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and (v) the maximum value on the date of grant of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $1,000,000.

Shares Reserved for Issuance Under the Plan

Subject to adjustment as described below and under the section titled “Change in Control”, the total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 2,500,000 shares. Notwithstanding the foregoing, if any Award is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under this Plan; provided, however, that any shares of Common Stock subject to an Award which is cancelled, forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award shall not be available for future Awards granted under this Plan.

If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of the Company or other increase or decrease in such shares effected without receipt of consideration by the Company, an appropriate and proportionate adjustment shall be made by the Committee to: (i) the aggregate number and kind of shares of Common Stock available under the Plan, (ii) the calculation of the reduction of shares of Common Stock available under the Plan, (iii) the number and kind of shares of Common Stock issuable pursuant to outstanding Awards granted under the Plan and/or (iv) the Exercise Price of outstanding Options or Stock Appreciation Rights granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made to any ISO shall be made in accordance with Code Section 424.

Stock Options

The Committee acting in its absolute discretion has the right to grant Options to Eligible Individuals to purchase shares of Common Stock. Each grant shall be evidenced by an option certificate setting forth whether the Option is an ISO, which is intended to qualify for special tax treatment under Section 422 of the Code, or a non-qualified incentive stock option (“Non-ISO”). Each Option granted under the Plan entitles the holder thereof to purchase the number of shares of Common Stock specified in the grant at the exercise price specified in the related option certificate. At the discretion of the Committee, the option certificate can provide for payment of the exercise price either in cash, by check, bank draft, money order, in Common Stock and by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit.

The terms and conditions of each Option granted under the Plan will be determined by the Committee, but no Option will be granted at an exercise price which is less than the fair market value of the Common Stock on the grant date (generally, the closing price for the Common Stock on the principal securities exchange on which the Common Stock is traded or listed on the date the Option is granted or, if there was no closing price on that date, on the last preceding date on which a closing price was reported). In addition, if the Option is an ISO that is granted to a 10% stockholder of the Company, the Option exercise price will be no less than 110% of the fair market value of the shares of Common Stock on the grant date. Except for adjustments as described under “Shares Reserved for Issuance Under the Plan” above and “Change in Control” below, without the approval of the Company’s stockholders, the option price shall not be reduced after the Option is granted, an Option may not be cancelled in exchange for cash or another Award, and no other action may be made with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Common Stock is traded.

No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Plan and in the Award Agreement relating thereto. No Option may be exercisable more than 10 years from the grant date, or, if the Option is an ISO granted to a 10% stockholder of the Company, it may not be exercisable more than five years from the grant date. Moreover, no Option will be treated as an ISO to the extent that the aggregate fair market value of the Common Stock subject to the Option (determined as of the date the ISO was granted) which would first become exercisable in any calendar year exceeds $100,000. The Committee may not, as part of an Option grant, provide for an Option reload feature whereby an additional Option is automatically granted to pay all or a part of the Option exercise price or a part of any related tax withholding requirement.

Restricted Stock and Restricted Stock Units

The Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock and RSUs, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. The Committee shall impose such restrictions on any Restricted Stock and RSUs granted pursuant to the Plan as it may deem advisable including, without limitation, time-based vesting restrictions or the attainment of performance goals. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Eligible Individual or issue and hold such shares of Restricted Stock for the benefit of the Eligible Individual until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Eligible Individual holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Eligible Individual holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the RSUs shall not have any of the rights of a stockholder, including the right to vote or receive dividends and other distributions, until Common Stock shall have been issued in the Eligible Individual’s name pursuant to the RSUs; provided, however the Committee, in its sole and absolute discretion, may provide for dividend equivalents on vested RSUs.

Unless otherwise provided in the Plan or Award Agreement, Common Stock will be issued with respect to RSUs no later than March 15 of the year immediately following the year in which the RSUs are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A of the Code and the regulations issued thereunder (“RSU Payment Date”). In the event that the Eligible Individual has elected to defer the receipt of Common Stock pursuant to an Award Agreement beyond the RSU Payment Date, then the Common Stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of Common Stock is deferred past the RSU Payment Date, dividend equivalents on the Common Stock covered by the RSUs shall be deferred until the RSU Payment Date.

Stock Appreciation Rights

The Committee has the right to grant SARs to Eligible Individuals in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the exercise price, exercise period, repricing and termination) of the SAR shall be substantially identical to the terms and conditions that would have been applicable were the grant of the SAR a grant of an Option. Unless otherwise provided in an Award Agreement, upon exercise of a SAR the Eligible Individual shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the fair market value of a share of Common Stock on the date of exercise over the fair market value of a share of Common Stock on the grant date, by the number of shares of Common Stock with respect to which the SAR are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a SAR by including such limitation in the Award Agreement.

Performance Shares and Performance Units

Performance Shares and Performance Units may be granted to Eligible Individuals under the Plan. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of

Performance Units granted to the Participant; (ii) the performance period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals; and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof.

Performance Goals

Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion the attainment of certain target levels of, or a specified increase in, or other specified objectives with regard to: (i) the Company’s enterprise value or value creation targets; (ii) the Company’s after-tax or pre-tax profits including, without limitation, that attributable to Company’s continuing and/or other operations; (iii) the Company’s operational cash flow or working capital, or a component thereof; (iv) the Company’s operational costs, or a component thereof; (v) limiting the level of increase in all or a portion of bank debt or other of the Company’s long-term or short-term public or private debt or other similar financial obligations of the Company, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) earnings per share or earnings per share from the Company’s continuing operations; (vii) the Company’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the Company’s return on capital employed or return on invested capital; (ix) the Company’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of the Company’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of the Company of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by the Company (or a subsidiary, division, facility or other operational unit) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

Non-Transferability

No Award will be transferable by an Eligible Individual other than by will or the laws of descent and distribution, and any Option or SAR will (absent the Committee’s consent) be exercisable during a Eligible Individual’s lifetime only by the Eligible Individual, except that the Committee may provide in an Award Agreement that an Eligible Individual’s may transfer an award to a “family member”, as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee.

Amendments to the Plan

The Plan may be amended by the Board to the extent that it deems necessary or appropriate provided, however, that the approval of the stockholders shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of

Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as otherwise permitted under the Plan); (iii) the approval of which is necessary to comply with federal or state law or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the stockholders of the Company must approve an action to be undertaken under the Plan. Except as expressly provided in the Plan, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

Change in Control

Upon the occurrence of a Change in Control (as defined in the Plan), the Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the price per share of Common Stock paid in the Change in Control transaction, with respect to shares subject to the vested portion of the Award, net of the exercise price thereof, if applicable, (iii) in connection with a liquidation or dissolution of the Company, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the exercise price (if applicable), (iv) accelerate the vesting of Awards and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of the Company, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Federal Income Tax Consequences

The rules concerning the federal income tax consequences with respect to Awards under the Plan are technical, and reasonable persons may differ on the proper interpretation of such rules. Moreover, the applicable statutory and regulatory provisions are subject to change, as are their interpretations and applications, which may vary in individual circumstances. Therefore, the following discussion is designed to provide only a brief, general summary description of the federal income tax consequences associated with such grants, based on a good faith interpretation of the current federal income tax laws, regulations (including certain proposed regulations) and judicial and administrative interpretations. The following discussion does not set forth (1) any federal tax consequences other than income tax consequences or (2) any state, local or foreign tax consequences that may apply.

ISOs. In general, an employee will not recognize taxable income upon the grant or the exercise of an ISO. For purposes of the alternative minimum tax, however, the employee will be required to treat an amount equal to the difference between the fair market value of the Common Stock on the date of exercise over the option exercise price as an item of adjustment in computing the employee’s alternative minimum taxable income. If the employee does not dispose of the Common Stock received pursuant to the exercise of the ISO within either (1) two years after the date of the grant of the ISO or (2) one year after the date of the exercise of the ISO, a subsequent disposition of the Common Stock generally will result in long-term capital gain or loss to such individual with respect to the difference between the amount realized on the disposition and exercise price. The Company will not be entitled to any federal income tax deduction as a result of such disposition. In addition, the Company normally will not be entitled to take a federal income tax deduction at either the grant or the exercise of an ISO.

If the employee disposes of the Common Stock acquired upon exercise of the ISO within either of the above-mentioned time periods, then in the year of such disposition, such individual generally will recognize ordinary income, and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements), in an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price or (2) the amount realized upon disposition of the Common Stock over the exercise price. Any gain in excess of such amount recognized by the employee as ordinary income would be taxed to such individual as short-term or long-term capital gain (depending on the applicable holding period).

Non-ISOs. An Eligible Individual will not recognize any taxable income upon the grant of a Non-ISO, and the Company will not be entitled to take an income tax deduction at the time of such grant. Upon the exercise of a Non-ISO, the Eligible Individual generally will recognize ordinary income and the Company will be entitled to a federal income tax deduction (provided the Company satisfies applicable federal income tax reporting requirements) in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the option exercise price. Upon a subsequent sale of the Common Stock by the Eligible Individual, such individual will recognize short-term or long-term capital gain or loss (depending on the applicable holding period).

SARs. An Eligible Individual will not recognize any taxable income upon the grant of a SAR, and the Company will not be entitled to take an income tax deduction at the time of such grant. A Eligible Individual will recognize ordinary income for federal income tax purposes upon the exercise of a SAR under the Plan for cash, Common Stock or a combination of cash and Common Stock, and the amount of income that the Eligible Individual will recognize will depend on the amount of cash, if any, and the fair market value of the Common Stock, if any, that the Eligible Individual receives as a result of such exercise. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock. The Eligible Individual who receives Restricted Stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the Eligible Individual will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the participant for such Restricted Stock). However, an Eligible Individual who makes an election under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the Restrictions generally will be treated as compensation that is taxable as ordinary income to the participant and not eligible for the reduced tax rate applicable to dividends. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income, if the Company satisfies applicable federal income tax reporting requirements.

Restricted Stock Units. Generally, no income will be recognized upon the award of RSUs. An Eligible Individual who receives RSUs generally will be subject to tax at ordinary income rates on any cash received and the fair market value of any unrestricted shares of Common Stock or other property on the date that such amounts are transferred to the Eligible Individual under the award (reduced by any amount paid by the Eligible Individual for such RSU). The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Performance Units and Performance Shares. No income generally will be recognized upon the grant of a Performance Unit or Performance Share. Upon payment in respect of a Performance Unit or Performance Share, the Eligible Individual generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any nonrestricted shares of Common Stock or other property received. The Company generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the Eligible Individual in the same taxable year in which the Eligible Individual recognizes such income.

Code Section 162(m). Code Section 162(m) imposes a $1 million deduction limitation on the compensation paid to a public company’s most senior executives unless the compensation meets one of the exceptions to this limitation. One exception is for option grants made at fair market value. Another exception is for grants which are made subject to the satisfaction of one or more performance goals which are set in accordance with Code Section 162(m) and which are forfeited if there is a failure to satisfy those performance goals. The Plan has been designed so that the Committee can make grants which can satisfy the requirements for these exceptions.

Equity Compensation Plan Information

The following table lists all securities authorized for issuance and outstanding under our equity compensation plans at December 31, 2014:

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options (excluding outstanding restricted share units)	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding options)
Equity compensation plans approved by security holders	468,000	$10.60	491,868
Equity compensation plans not approved by security holders	—	—	—

In the Merger (as defined below), IDI assumed 960,000 RSUs previously granted to employees of TBO and Interactive Data, including 400,000 RSUs previously granted to Mr. Dubner. These RSUs now represent the right to acquire IDI’s common stock.

New 2015 Plan Benefits

The following table sets forth information regarding awards that have been made pursuant to the Plan from April 27, 2015 through April 30, 2015 to the individuals and groups listed. All of these awards are subject to stockholder approval of the Plan and ratification of the awards. If stockholder approval is not obtained then the recipients will not receive the awards granted at this time.

Name	Position	Grant Date Fair Value of RSUs	Number of RSUs
Robert N. Fried	Chairman	$325,000	50,000
Derek Dubner	Co-Chief Executive Officer and Director	$1,137,500	175,000
Steven D. Rubin	Director	$487,500	75,000
Daniel Brauser	Director	$552,500	85,000
Michael Brauser	Director Nominee	$1,137,500	175,000	(1)
Executive Officer Group (1 person)		$1,137,500	175,000
Non-Executive Director Group (3 persons)		$1,345,000	210,000
Non-Executive Employee and Others Group		$6,630,000	1,020,000

(1)	These RSUs were granted to Michael Brauser in his capacity as a consultant to the Company.

Vote Required and Board Recommendation

Approval of the Plan and ratification of awards made under the Plan require the affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” approval of the IDI, Inc. 2015 Stock Incentive Plan and ratification of awards made under the Plan.

Proposal 3

NON-BINDING ADVISORY VOTE

“SAY ON PAY”

The SEC rules and regulations require all public companies to hold a nonbinding advisory stockholder vote to approve the compensation of executive officers as described in the executive compensation tables and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal). At the 2014 Annual Meeting, the Company will present its first Say on Pay proposal for approval and will ask stockholders to vote on the frequency of future Say on Pay votes (commonly known as “Say on When”), which proposal is discussed further below.

This Say on Pay proposal is set forth in the following resolution:

RESOLVED, that the stockholders of IDI, Inc. approve, on an advisory basis, the compensation of its named executive officer, as disclosed in the IDI, Inc. Proxy Statement for the 2014 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, and any related information found in the proxy statement of IDI, Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee, or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Vote Required and Board Recommendation

The advisory vote on the Say on Pay proposal requires the affirmative vote of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote, present in person or represented by proxy at the Annual Meeting.

The Board of Directors unanimously recommends a vote “FOR” the Say on Pay proposal.

Proposal 4

NON-BINDING ADVISORY VOTE

“SAY ON WHEN”

The SEC rules and regulations require public companies to hold a nonbinding advisory vote on the frequency of holding say-on-pay votes. Accordingly, as required by the SEC’s rules, we are including this proposal to give our stockholders the opportunity to inform us as to how often they wish the Company to include a say-on-pay proposal, similar to Proposal 3, in our proxy statements.

We are presenting the following proposal, which gives you, as a stockholder, the opportunity to inform us as to whether you wish us to hold an advisory (non-binding) vote on executive compensation once every (1) one year, (2) two years, or (3) three years, or you may abstain from voting on the proposal set forth in the following resolution.

“RESOLVED, that the stockholders determine, on an advisory basis, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years, or every three years.”

The Board recommends that you vote “ONE (1) YEAR” as the desired frequency for the Company to hold a non-binding, advisory vote of the stockholders on executive compensation. We believe this frequency is appropriate because (i) this provides the highest level of accountability to our stockholders, and (ii) it aligns the stockholder vote with the frequency of our review of our compensation programs.

Because your vote is advisory in nature, it will not be binding on or overrule decisions by the Board. However, the Board will take into account the outcome of this vote when considering the frequency of future advisory votes on executive compensation.

Vote Required and Board Recommendation

The advisory vote on future say-on-pay votes requires the affirmative vote of a majority of the voting power of the issued and outstanding stock of the Company entitled to vote, present in person or represented by proxy at the Annual Meeting.

The Board of Directors recommends a vote of “ONE (1) YEAR” as the preferred frequency for advisory votes on executive compensation.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of April 13, 2015 by (i) all current directors and nominees for director, (ii) all named executive officers, (iii) all current executive officers and directors of the Company as a group, and (iv) each person known by the Company to beneficially own in excess of 5% of the Company’s outstanding Common Stock. Unless noted otherwise, the corporate address of each person listed below is 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431

The Company does not know of any other beneficial owner of more than 5% of the outstanding shares of Common Stock other than as shown below. Unless otherwise indicated below, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

Beneficial Owner Named Executive Officers, Directors, and Nominees	Common Stock Beneficially Owned		Percentage of Common Stock Beneficially Owned(1)	Preferred Stock Beneficially Owned		Percentage of Preferred Stock Beneficially Owned(2)
Peter W.H. Tan	336,929	(3)	2.4%	—		—
Derek Dubner(4)	2,000	(5)	*	—		—
Jacky Wang	—	(6)	—	—		—
Robert N. Fried	250,671	(7)	1.8%	—		—
Chi-Chuan (Frank) Chen	14,075	(8)	*	—		—
Yunan (Jeffery) Ren	14,075	(9)	*	—		—
Steven D. Rubin	95,255	(10)	*	—		—
Daniel Brauser	—	(11)	*	52,507	(12)	*

All directors and executive officers as a group (8 persons)	713,005	(13)	5.1%	—		—

Michael Brauser(14)	19,659	(15)	—	2,174,959	(12)	43.8%
Peter Benz	1		*	—		—
Ken Hunter	—		—	—		—

5% Holders
Frost Gamma Investments Trust	4,804,588		34.6%	—		—
Ole Poulsen	1,000,000		7.2%	—		—

*	The person beneficially owns less than 1% of IDI’s outstanding common shares.
(1)	Based on 13,888,454 shares of common stock outstanding at April 13, 2015.
(2)	Based on 4,965,302 shares of preferred stock outstanding at April 13, 2015.
(3)	Includes (i) 70,000 shares held directly by Mr. Tan, (ii) 160,000 shares held by TGC Partners Limited of which Mr. Tan is the sole member and management director, (iii) 1,929 shares held by TGC Financial Partners Limited (“TGC Partners”), of which Mr. Tan owns 51%. Also includes vested options to purchase 105,000 shares of common stock.
(4)	Mr. Dubner began service as our Co-Chief Executive Officer and a director upon completion of the Merger on March 21, 2015.
(5)	Does not include 400,000 RSUs granted to Mr. Dubner by TBO and assumed by IDI in the Merger. The RSUs represent the right to receive shares of IDI common stock. 100,000 of these RSUs are vested but subject to deferred delivery.
(6)	Mr. Wang holds 80,000 unvested RSUs. 60,000 of these RSUs vest in four equal annual installments beginning on August 1, 2015. 20,000 of these RSUs vest on July 28, 2015 or earlier upon an involuntary separation of service from the Company.

(7)	Includes vested options to purchase 32,000 shares of common stock. Does not include 37,000 unvested RSUs. These RSUs vest on July 28, 2015 or earlier upon an involuntary separation of service from the Company. Also does not include 63,000 unvested RSUs. These RSUs vest on September 24, 2015 or earlier upon an involuntary separation of service from the Company.
(8)	Includes vested options to purchase 10,000 shares of common stock. Does not include 5,000 unvested RSUs. These RSUs vest on July 28, 2015 or earlier upon an involuntary separation of service from the Company.
(9)	Includes vested options to purchase 10,000 shares of common stock. Does not include 12,000 unvested RSUs. These RSUs vest on July 28, 2015 or earlier upon an involuntary separation of service from the Company.
(10)	Includes vested options to purchase 32,000 shares of common stock. Does not include 100,000 unvested RSUs. 27,000 of these RSUs vest on July 28, 2015 or earlier upon an involuntary separation of service from the Company and 73,000 of these RSUs vest on September 24, 2015 or earlier upon an involuntary separation of service from the Company.
(11)	Does not include 100,000 RSUs granted to Daniel Brauser by TBO and assumed by IDI in the Merger. The RSUs represent the right to receive shares of IDI common stock. 25,000 of these RSUs are vested but subject to deferred delivery.
(12)	The Series A Non-Voting Convertible Preferred Stock does not vote and converts into shares of IDI common stock on a one for one basis only if the holder sells the underlying shares of IDI common stock to a non-affiliated third party.
(13)	Includes vested options to purchase 189,000 shares of common stock.
(14)	Michael Brauser’s shares do not include (i) 2,000,000 Restricted Stock Units (“RSUs”) owned by Marlin Capital Investments, LLC, of which Mr. Brauser is a manager and (ii) 100,000 unvested RSUs owned by Mr. Michael Brauser. The Marlin RSUs are unvested and subject to deferred delivery after vesting.
(15)	Includes 16,259 shares held directly through BSIG, LLC of which Michael Brauser owns a 50% interest. Mr. Brauser disclaims beneficial ownership of these shares except to the extent of any pecuniary interest he may have.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and executive officers of the Company and ten percent stockholders of the Company to file initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission. Directors, executive officers, and ten percent stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Before the Company completed the Domestication to Delaware from the Cayman Islands on March 20, 2015, the Company qualified as a “foreign private issuer” under the rules and regulations of the Securities and Exchange Commission, and as such was no required to comply with Section 16(a). Upon completion of the Domestication, the Company no longer qualified as a foreign private issuer and immediately began filing reports required of a domestic issuer, including, with respect to its officers and directors, Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee reviews and approves transactions in which IDI was or is to be a participant, where the amount involved exceeded or will exceed $120,000 annually and any of its directors, executive officers or their immediate family members had or will have a direct or indirect material interest. IDI has a written policy stating that the Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. The related party transaction will not be approved unless at a minimum it is for IDI’s benefit and is upon terms no less favorable to the company than if the related party transaction was with an unrelated third party.

Purchase of Shares Underlying Warrants

In November 2013, IDI reduced the exercise price of its then outstanding warrants from $2.50 per share to $1.25 per share (the “Warrant Price Reduction”). The Warrant Price Reduction was applicable to all outstanding warrants of Tiger Media effective from December 1, 2013 until December 26, 2013, the expiration date of the Warrants. All unexercised Warrants expired in accordance with their terms on December 26, 2013 at 5:00 p.m., New York City time.

In December 2013, Frost Gamma Investment Trust, which holds 34.6% of our outstanding shares of Common Stock, exercised 1,647,467 warrants it held and acquired 1,647,467 shares of Common Stock at an exercise price of $1.25 per share for an aggregate purchase price of $2,059,334. This purchase is reflected on a pre-Reverse Split basis.

Also, in December 2013, Robert Fried, the Chairman of our Board, exercised 100,000 warrants he held and acquired 100,000 shares of Common Stock at an exercise price of $1.25 per share for an aggregate purchase price of $125,000. The purchase is reflected on a pre-Reverse Split basis.

Purchase of Shanghai Lease Contracts

On June 17, 2013, Tiger Media Yaoyang (“Tiger Yaoyang”), a wholly-owned subsidiary of the Company, the Company, and Symbol Media, Inc. (“Symbol Media”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) whereby the Company acquired eight key lease contracts from Symbol Media, which allowed the Company to take 100% control of the eight Shanghai shopping center locations. Consideration for the transaction was approximately $2.2 million, which was paid through the issuance of 2,052,239 shares (on a pre-Reverse Split basis) of Common Stock to MOJICA as Symbol Media’s nominee. At the time of the transaction, MOJICA was owned 24.5% by TGC Partners, of which Peter Tan, our Co-Chief Executive Officer and a Director, is the sole member and managing director and 75.5% by Stephen Zhu, who is the Company’s Chief Operating Officer of China Operations. In January 2015, Tiger Shangda, which holds 100% of the equity interests in Tiger Yaoyang, and Shanghai CaiYiXian Advertising Co., Ltd. (“CaiYiXian”), which is 100% owned by Stephen Zhu, entered into an asset purchase agreement, pursuant to which, Tiger Shangda agreed to purchase the intangible assets of CaiYiXian comprising primarily of a direct interest in lease agreements with luxury shopping malls in Shanghai and a non-compete agreement (for a 10-year period), and CaiYiXian agreed to transfer these lease agreements, together with a non-compete agreement to Tiger Yaoyang in exchange for a 46% equity interest in Tiger Yaoyang after the transfer was effective on January 1, 2015. As of January 22, 2015, the change of shareholding register of Tiger Yaoyang has been completed, and all related lease contracts with luxury shopping malls have been transferred to Tiger Yaoyang.

Acquisition of TBO — Background

On March 21, 2015 (the “Effective Date”), IDI, and TBO Acquisition, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of IDI (the “Merger Sub”), completed a merger (the “Merger”) with The Best One, Inc. (“TBO”), pursuant to the terms and conditions of the Merger Agreement and Plan of Reorganization, as amended (the “Merger Agreement”) dated as of December 14, 2014, by and among IDI, Merger Sub, TBO and Derek Dubner, solely in his capacity as representative of the TBO shareholders.

Before the Merger on March 19, 2015, IDI effected a one-for-five reverse stock split (the “Reverse Split”). The principal effect of the Reverse Split was to decrease the number of outstanding shares of each of IDI’s ordinary shares. Except for de minimus adjustments that may have resulted from the treatment of fractional shares (fractional shares following the Reverse Split were rounded up to the nearest whole share), the Reverse Split did not have any dilutive effect on IDI shareholders since each shareholder holds the same percentage of ordinary shares outstanding immediately after the Reverse Split as such shareholder held immediately before the Reverse Split. The relative voting and other rights that accompany the ordinary shares were not affected by the Reverse Split. In addition, the proportion of ordinary shares owned by shareholders relative to the number of shares authorized for issuance remains the same because the authorized number IDI ordinary shares were decreased in proportion to the Reverse Split. As a result, the number of ordinary shares authorized decreased from 1,000,000,000 ordinary shares to 200,000,000 ordinary shares. The authorized number of preferred shares were not affected by the Reverse Split and remain at 10,000,000 preferred shares. Also before the Merger, on March 20, 2015, IDI completed its domestication from the Cayman Islands to Delaware, as a Delaware corporation (the “Domestication”).

Following the Domestication and the Reverse Stock Split, on March 21, 2015, TBO merged into Merger Sub, with Merger Sub continuing as the surviving company and a wholly-owned subsidiary of IDI. After the Merger, Merger Sub changed its name to IDI Holdings, LLC.

On the Effective Date, upon the consummation of the Merger:

(1) 4,016,846 shares of TBO common stock, no par value per share (“TBO Common Stock”) converted into 4,016,846 shares of IDI common stock, par value $0.0005 per share (“Company Common Stock”);

(2) 8,000 shares of TBO Series A Convertible Preferred Stock, par value $0.001 per share (“TBO Series A Preferred Stock”) converted into 4,200,511 shares of Company’s Series A Non-Voting Convertible Preferred Stock, par value $0.0001 per share (“Company Preferred Stock”) at closing and 1,800,220 shares of Company Preferred Stock subject to an earn out;

(3) 1,019,600 shares of TBO Series B Convertible Preferred Stock, par value $0.001 per share (“TBO Series B Preferred Stock”) converted into 764,791 shares of Company Preferred Stock;

(4) 640,000 shares of TBO Series C Convertible Preferred Stock, par value $0.001 per share (“TBO Series C Preferred Stock”) converted into 480,057 shares of Company Common Stock; and

(5) 4,000 shares of TBO Series D Convertible Preferred Stock, par value $0.001 per share (“TBO Series D Preferred Stock”) converted into 2,100,252 shares of Company Common Stock at closing and 900,108 shares of Company Common Stock subject to an earn out.

Interest in the Merger — Frost Gamma Investments Trust

Before the Merger, but after giving effect to the Reverse Stock Split, Frost Gamma Investments Trust (“Frost Gamma”), an affiliate of Phillip Frost, M.D., owned 2,144,275 shares of IDI, representing 29.4% of the IDI’s outstanding ordinary shares. In addition, at the Effective Time, after giving effect to a TBO recapitalization, Frost Gamma owned 80,000 shares of TBO Common Stock, 640,000 shares of TBO Series C Preferred Stock, and 4,000 shares of TBO Series D Preferred Stock, which resulted in IDI issuing to Frost Gamma 2,660,309 shares of Company Common Stock at closing, and an additional 900,108 shares of Company Common Stock subject to an earn out. As a result, following the Merger, Frost Gamma owned 34.6% of Company Common Stock at closing and 38.6% of Company Common Stock assuming the Common Earn Out Shares are earned. In connection with approving the Merger and the related transactions, the Board of IDI and its Audit Committee reviewed and considered Frost Gamma’s interest in such transactions.

Employment Agreement — Derek Dubner

On October 2, 2014, TBO entered into an employment agreement with Derek Dubner (as amended, the “Dubner Employment Agreement”), which was assumed by IDI in the Merger. Mr. Dubner earns an annual base salary of $200,000. Dubner’s Employment Agreement continues through September 30, 2016, unless terminated sooner. If Mr. Dubner’s employment is terminated by IDI without cause as defined in the Dubner Employment Agreement or by Mr. Dubner for good reason, Mr. Dubner is entitled to a severance in the amount equal to his base salary for the remainder of the term. The definition of “good reason” includes a material diminution in his overall responsibilities, a reduction in his compensation without his prior written consent, a request by IDI encouraging Mr. Dubner to participate in an unlawful act, and IDI’s breach of a material term of the Dubner Employment Agreement.

Under the Dubner Employment Agreement, Mr. Dubner shall receive a bonus of an amount not less than $100,000 as a result of the Merger, and is entitled to receive an additional bonus of $150,000 upon IDI and/or any subsidiary thereof raising at least $5 million in any financing or series of related financings following the Merger. Additionally, Mr. Dubner received 400,000 RSUs, vesting quarterly during the term of the agreement, and immediately upon a Company Sale, as that term is defined in the Dubner Employment Agreement, of IDI. Mr. Dubner’s RSUs represent Mr. Dubner’s right to receive 400,000 shares of IDI Common Stock.

IDI may terminate the Dubner Employment Agreement if there is an adverse ruling against Mr. Dubner pursuant to an action brought on by TransUnion alleging Mr. Dubner’s employment with IDI is a breach of Mr. Dubner’s confidentiality or fiduciary obligations to TransUnion or TLO, provided that IDI pay Mr. Dubner his base salary for the remainder of his term. IDI also agreed to indemnify Mr. Dubner against expenses incurred in connection with such an action.

Business Consulting Agreement — Marlin Capital Investments, LLC

On October 13, 2014, TBO entered into a business consulting services agreement with Marlin Capital Investments, LLC (“Marlin Capital”) for a term of four (4) years (the “Marlin Consulting Agreement”). Michael Brauser, a director nominee of the Company, is a 50% owner and one of two managers of Marlin Capital. Under the Marlin Consulting Agreement, Marlin Capital serves in the capacity of a strategic advisor to TBO and provides services such as recommendations on organizational structure, capital structure, future financing needs, and business strategy. The Marlin Consulting Agreement provides for equity compensation issued to Marlin in the amount of 2,000,000 RSUs of TBO. IDI assumed these RSUs in the Merger and the RSUs represent the right to receive 2,000,000 shares of IDI common stock. The RSUs vest on four equal annual installments beginning October 13, 2015 only if certain performance goals of IDI are met. The shares underlying such RSUs will not be delivered until October 13, 2018, unless there is a change of control of IDI.

OTHER MATTERS

A copy of our Form 10-K for the year ended December 31, 2014, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the report for financial and other information about the Company.

Additional copies of our Form 10-K for the year ended December 31, 2014 may be obtained without charge by writing to Joshua Weingard, Corporate Counsel and Secretary, 4400 Biscayne Boulevard, Miami, Florida 33137. Exhibits will be furnished upon request. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

We will pay for preparing, printing and mailing this proxy statement. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission and facsimile transmission, but such persons will not receive any special compensation for such services. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their out-of-pocket costs of sending the proxy materials to our beneficial owners.

Annex A

IDI, INC.

2015 STOCK INCENTIVE PLAN

1.	ESTABLISHMENT, EFFECTIVE DATE AND TERM

IDI, Inc., a Delaware corporation, hereby establishes the IDI, Inc. 2015 Stock Incentive Plan. The Effective Date of the Plan shall be the later of: (i) the date the Plan was approved by the Board, and (ii) the date the Plan was approved by stockholders of IDI in accordance with the laws of the State of Delaware. Unless earlier terminated pursuant to Section 14(k) hereof, the Plan shall terminate on the tenth anniversary of the Effective Date. Capitalized terms used herein are defined in Annex A attached hereto.

2.	PURPOSE

The purpose of the Plan is to enable IDI to attract, retain, reward and motivate Eligible Individuals by providing them with an opportunity to acquire or increase a proprietary interest in IDI and to incentivize them to expend maximum effort for the growth and success of the Company, so as to strengthen the mutuality of the interests between the Eligible Individuals and the stockholders of IDI.

3.	ELIGIBILITY

Awards may be granted under the Plan to any Eligible Individual, as determined by the Committee from time to time, on the basis of their importance to the business of the Company, pursuant to the terms of the Plan.

4.	ADMINISTRATION

(a) Committee. The Plan shall be administered by the Committee, which shall have the full power and authority to take all actions, and to make all determinations not inconsistent with the specific terms and provisions of the Plan and deemed by the Committee to be necessary or appropriate to the administration of the Plan, any Award granted or any Award Agreement entered into hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect as it may determine in its sole discretion. The decisions by the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan, any Award or any Award Agreement entered into under the Plan.

(b) Delegation to Officers or Employees. The Committee may designate officers or employees of the Company to assist the Committee in the administration of the Plan. The Committee may delegate authority to officers or employees of the Company to grant Awards and execute Award Agreements or other documents on behalf of the Committee in connection with the administration of the Plan, subject to whatever limitations or restrictions the Committee may impose and in accordance with applicable law.

(c) Designation of Advisors. The Committee may designate professional advisors to assist the Committee in the administration of the Plan. The Committee may employ such legal counsel, consultants, and agents as it may deem desirable for the administration of the Plan and may rely upon any advice and any computation received from any such counsel, consultant, or agent. The Company shall pay all expenses and costs incurred by the Committee for the engagement of any such counsel, consultant, or agent.

(d) Participants Outside the U.S. In order to conform with the provisions of local laws and regulations of foreign countries which may affect the Awards or the Participants, the Committee shall have the sole discretion to (i) modify the terms and conditions of the Awards granted under the Plan to Eligible Individuals located outside the United States; (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances present by local laws and regulations; and (iii) take any action which it deems advisable to comply with or otherwise reflect any necessary governmental regulatory procedures, or to obtain any exemptions or approvals necessary with respect to the Plan or any subplan established hereunder.

(e) Liability and Indemnification. No Covered Individual shall be liable for any action or determination made in good faith with respect to the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. The Company shall, to the maximum extent permitted by applicable law and the Articles of Incorporation and Bylaws of IDI, indemnify and hold harmless each Covered Individual against any cost or expense (including reasonable attorney fees reasonably acceptable to the Company) or liability (including any amount paid in settlement of a claim with the approval of the Company), and amounts advanced to such Covered Individual necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, any Award granted hereunder or any Award Agreement entered into hereunder. Such indemnification shall be in addition to any rights of indemnification such individuals may have under other agreements, applicable law or under the Articles of Incorporation or Bylaws of IDI. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by a Covered Individual with regard to Awards granted to such Covered Individual under the Plan or arising out of such Covered Individual’s own fraud or bad faith.

5.	SHARES OF COMMON STOCK SUBJECT TO PLAN

(a) Shares Available for Awards. The Common Stock that may be issued pursuant to Awards granted under the Plan shall be treasury shares or authorized but unissued shares of the Common Stock. The total number of shares of Common Stock that may be issued pursuant to Awards granted under the Plan shall be 2,500,000 shares.

(b) Certain Limitations on Specific Types of Awards. The granting of Awards under this Plan shall be subject to the following limitations:

(i) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 2,500,000 of such shares may be subject to grants of Incentive Stock Options;

(ii) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 2,500,000 such shares may be issued in connection with Awards, other than Stock Options and Stock Appreciation Rights, that are settled in Common Stock;

(iii) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 2,500,000 of such shares may be subject to grants of Options or Stock Appreciation Rights to any one Eligible Individual during any one fiscal year;

(iv) With respect to the shares of Common Stock issuable pursuant to this Section, a maximum of 2,500,000 of such shares may be subject to grants of Performance Shares, Restricted Stock, Restricted Stock Units and Awards of Common Stock to any one Eligible Individual during any one fiscal year; and

(v) The maximum value at Grant Date of grants of Performance Units which may be granted to any one Eligible Individual during any one fiscal year shall be $1,000,000.

(c) Reduction of Shares Available for Awards. Upon the granting of an Award, the number of shares of Common Stock available for issuance under this Section for the granting of further Awards shall be reduced as follows:

(i) In connection with the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Option or Stock Appreciation Right;

(ii) In connection with the granting of an Award that is settled in Common Stock, other than the granting of an Option or Stock Appreciation Right, the number of shares of Common Stock shall be reduced by the number of shares of Common Stock subject to the Award; and

(iii) Awards settled in cash or property other than Common Stock shall not count against the total number of shares of Common Stock available to be granted pursuant to the Plan.

(d) Cancelled, Forfeited, or Surrendered Awards. Notwithstanding anything to the contrary in this Plan, if any award under this Plan is cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, the shares of Common Stock that were subject to such Award shall, to the extent cancelled, forfeited or terminated, immediately become available for future Awards granted under this Plan; provided, however, that any shares of Common Stock subject to an Award which is cancelled, forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award shall not be available for future Awards granted under this Plan.

(e) Recapitalization. If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities by reason of any recapitalization, reclassification, reorganization, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock of IDI or other increase or decrease in such shares effected without receipt of consideration by IDI occurring after the Effective Date, an appropriate and proportionate adjustment shall be made by the Committee to: (i) the aggregate number and kind of shares of Common Stock available under the Plan (including, but not limited to, the limits of the number of shares of Common Stock described in Section 5(b)), (ii) the calculation of the reduction of shares of Common Stock available under the Plan, (iii) the number and kind of shares of Common Stock issuable pursuant to outstanding Awards granted under the Plan and/or (iv) the Exercise Price of outstanding Options or Stock Appreciation Rights granted under the Plan. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment under this Section 5(e), and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit. Any adjustments made under this Section 5(e) with respect to any Incentive Stock Options must be made in accordance with Code Section 424.

6.	OPTIONS

(a) Grant of Options. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Options to purchase such number of shares of Common Stock and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of an Option shall satisfy the requirements set forth in this Section.

(b) Type of Options. Each Option granted under the Plan may be designated by the Committee, in its sole discretion, as either (i) an Incentive Stock Option, or (ii) a Non-Qualified Stock Option. Options designated as Incentive Stock Options that fail to continue to meet the requirements of Code Section 422 shall be re-designated as Non-Qualified Stock Options automatically on the date of such failure to continue to meet such requirements without further action by the Committee. In the absence of any designation, Options granted under the Plan will be deemed to be Non-Qualified Stock Options.

(c) Exercise Price. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, the Exercise Price of an Option shall be fixed by the Committee and stated in the respective Award Agreement, provided that the Exercise Price of the shares of Common Stock subject to such Option may not be less than Fair Market Value of such Common Stock on the Grant Date, or if greater, the par value of the Common Stock.

(d) Limitation on Repricing. Unless such action is approved by IDI’s stockholders in accordance with applicable law: (i) no outstanding Option granted under the Plan may be amended to provide an Exercise Price that is lower than the then-current Exercise Price of such outstanding Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); (ii) the Committee may not cancel any outstanding Option and grant in substitution therefore new Awards under the Plan covering the same or a different number of shares of Common Stock and having an Exercise Price lower than the then-current Exercise Price of the cancelled Option (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11); and (iii) the Committee may not authorize the repurchase of an outstanding Option which has an Exercise Price that is higher than the then-current fair market value of the Common Stock (other than adjustments to the Exercise Price pursuant to Sections 5(e) and 11).

(e) Limitation on Option Period. Subject to the limitations set forth in the Plan relating to Incentive Stock Options, Options granted under the Plan and all rights to purchase Common Stock thereunder shall terminate no later than the tenth anniversary of the Grant Date of such Options, or on such earlier date as may be stated in the Award Agreement relating to such Option. In the case of Options expiring prior to the tenth anniversary of the Grant Date, the Committee may in its discretion, at any time prior to the expiration or termination of said Options, extend the term of any such Options for such additional period as it may determine, but in no event beyond the tenth anniversary of the Grant Date thereof.

(f) Limitations on Incentive Stock Options. Notwithstanding any other provisions of the Plan, the following provisions shall apply with respect to Incentive Stock Options granted pursuant to the Plan.

(i) Limitation on Grants. Incentive Stock Options may only be granted to Section 424 Employees. The aggregate Fair Market Value (determined at the time such Incentive Stock Option is granted) of the shares of Common Stock for which any individual may have Incentive Stock Options which first become vested and exercisable in any calendar year (under all incentive stock option plans of the Company) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall automatically be treated as Non-Qualified Stock Options.

(ii) Minimum Exercise Price. In no event may the Exercise Price of a share of Common Stock subject an Incentive Stock Option be less than 100% of the Fair Market Value of such share of Common Stock on the Grant Date.

(iii) Ten Percent Stockholder. Notwithstanding any other provision of the Plan to the contrary, in the case of Incentive Stock Options granted to a Section 424 Employee who, at the time the Option is granted, owns (after application of the rules set forth in Code Section 424(d)) stock possessing more than ten percent of the total combined voting power of all classes of stock of IDI, such Incentive Stock Options (i) must have an Exercise Price per share of Common Stock that is at least 110% of the Fair Market Value as of the Grant Date of a share of Common Stock, and (ii) must not be exercisable after the fifth anniversary of the Grant Date.

(g) Vesting Schedule and Conditions. No Options may be exercised prior to the satisfaction of the conditions and vesting schedule provided for in the Plan and in the Award Agreement relating thereto.

(h) Exercise. When the conditions to the exercise of an Option have been satisfied, the Participant may exercise the Option only in accordance with the following provisions. The Participant shall deliver to IDI a written notice stating that the Participant is exercising the Option and specifying the number of shares of Common Stock which are to be purchased pursuant to the Option, and such notice shall be accompanied by payment in full of the Exercise Price of the shares for which the Option is being exercised, by one or more of the methods provided for in the Plan. An attempt to exercise any Option granted hereunder other than as set forth in the Plan shall be invalid and of no force and effect.

(i) Payment. Payment of the Exercise Price for the shares of Common Stock purchased pursuant to the exercise of an Option shall be made by one of the following methods:

(i) by cash, certified or cashier’s check, bank draft or money order;

(ii) through the delivery to IDI of shares of Common Stock which have been previously owned by the Participant for the requisite period necessary to avoid a charge to IDI’s earnings for financial reporting purposes; such shares shall be valued, for purposes of determining the extent to which the Exercise Price has been paid thereby, at their Fair Market Value on the date of exercise; without limiting the foregoing, the Committee may require the Participant to furnish an opinion of counsel acceptable to the Committee to the effect that such delivery would not result in IDI incurring any liability under Section 16(b) of the Exchange Act; or

(iii) by any other method which the Committee, in its sole and absolute discretion and to the extent permitted by applicable law, may permit, including, but not limited to through a “cashless exercise sale and remittance procedure” pursuant to which the Participant shall concurrently provide irrevocable instructions (1) to a brokerage firm approved by the Committee to effect the immediate sale of the purchased shares and remit to IDI, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income, employment, excise, foreign and other taxes required to be withheld by the Company by reason of such exercise and (2) to IDI to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

(j) Termination of Employment. Unless otherwise provided in an Award Agreement, upon the termination of the employment or other service of a Participant with Company for any reason, all of the Participant’s outstanding Options (whether vested or unvested) shall be subject to the rules of this paragraph. Upon such termination, the Participant’s unvested Options shall expire. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason (i) any unvested Options held by the Participant shall vest in whole or in part, at any time subsequent to such termination of employment or other service, and/or (ii) a Participant or the Participant’s estate, devisee or heir at law (whichever is applicable), may exercise an Option, in whole or in part, at any time subsequent to such termination of employment or other service and prior to the termination of the Option pursuant to its terms that are unrelated to termination of service. Unless otherwise determined by the Committee, temporary absence from employment or other service because of illness, vacation, approved leaves of absence or military service shall not constitute a termination of employment or other service.

(i) Termination for Reason Other Than Cause, Disability or Death. If a Participant’s termination of employment or other service is for any reason other than death, Disability, Cause or a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause, any Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed ninety (90) days from the date of such termination, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(ii) Disability. If a Participant’s termination of employment or other service with the Company is by reason of a Disability of such Participant, any Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant at any time within a period not to exceed one (1) year after such termination, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service; provided, however, that if the Participant dies within such period, any vested Option held by such Participant upon death shall be exercisable by the Participant’s estate, devisee or heir at law (whichever is applicable) for a period not to exceed one (1) year after the Participant’s death, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(iii) Death. If a Participant dies while in the employment or other service of the Company, any Option held by such Participant may be exercised, to the extent exercisable at termination, by the Participant’s estate or the devisee named in the Participant’s valid last will and testament or the Participant’s heir at law who inherits the Option, at any time within a period not to exceed one (1) year after the date of such Participant’s death, but in no event after the termination of the Option pursuant to its terms that are unrelated to termination of service.

(iv) Termination for Cause. In the event the termination is for Cause or is a voluntary termination within ninety (90) days after occurrence of an event which would be grounds for termination of employment or other service by the Company for Cause (without regard to any notice or cure period requirement), any Option held by the Participant at the time of such termination shall be deemed to have terminated and expired upon the date of such termination.

7.	STOCK APPRECIATION RIGHTS

(a) Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Stock Appreciation Rights, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Stock Appreciation Right shall satisfy the requirements as set forth in this Section.

(b) Terms and Conditions of Stock Appreciation Rights. Unless otherwise provided in an Award Agreement, the terms and conditions (including, without limitation, the limitations on the Exercise Price, exercise period, repricing and termination) of the Stock Appreciation Right shall be substantially identical (to the extent possible taking into account the differences related to the character of the Stock Appreciation Right) to the terms and conditions that would have been applicable under Section 6 above were the grant of the Stock Appreciation Rights a grant of an Option.

(c) Exercise of Stock Appreciation Rights. Stock Appreciation Rights shall be exercised by a Participant only by written notice delivered to IDI, specifying the number of shares of Common Stock with respect to which the Stock Appreciation Right is being exercised.

(d) Payment of Stock Appreciation Right. Unless otherwise provided in an Award Agreement, upon exercise of a Stock Appreciation Right, the Participant or Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to receive payment, in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee in its sole and absolute discretion. The amount of such payment shall be determined by multiplying the excess, if any, of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the Grant Date, by the number of shares of Common Stock with respect to which the Stock Appreciation Rights are then being exercised. Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to a Stock Appreciation Right by including such limitation in the Award Agreement.

8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a) Grant of Restricted Stock and Restricted Stock Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Restricted Stock or Restricted Stock Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of Restricted Stock and Restricted Stock Units shall satisfy the requirements as set forth in this Section.

(b) Restrictions. The Committee shall impose such restrictions on any Restricted Stock or Restricted Stock Unit granted pursuant to the Plan as it may deem advisable including, without limitation, time-based vesting restrictions or the attainment of Performance Goals. The determination with respect to achievement of Performance Goals shall be made pursuant to Section 9 hereof.

(c) Certificates and Certificate Legend. With respect to a grant of Restricted Stock, the Company may issue a certificate evidencing such Restricted Stock to the Participant or issue and hold such shares of Restricted Stock for the benefit of the Participant until the applicable restrictions expire. The Company may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. In addition to any such legends, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

“Shares of stock represented by this certificate are subject to certain terms, conditions, and restrictions on transfer as set forth in IDI, Inc. 2015 Stock Incentive Plan (the “Plan”), and in an agreement entered into by and between the registered owner of such shares and IDI, Inc. (the “Company”), dated             , 20     (the “Award Agreement”). A copy of the Plan and the Award Agreement may be obtained from the Secretary of the Company.”

(d) Removal of Restrictions. Except as otherwise provided in the Plan, shares of Restricted Stock shall become freely transferable by the Participant upon the lapse of the applicable restrictions. Once the shares of Restricted Stock are released from the restrictions, the Participant shall be entitled to have the legend required by paragraph (c) above removed from the share certificate evidencing such Restricted Stock and the Company shall pay or distribute to the Participant all dividends and distributions held in escrow by the Company with respect to such Restricted Stock, if any.

(e) Stockholder Rights. Unless otherwise provided in an Award Agreement, until the expiration of all applicable restrictions, (i) the Restricted Stock shall be treated as outstanding, (ii) the Participant holding shares of Restricted Stock may exercise full voting rights with respect to such shares, and (iii) the Participant holding shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares while they are so held. If any such dividends or distributions are paid in shares of Common Stock, such shares shall be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. Notwithstanding anything to the contrary, at the discretion of the Committee, all such dividends and distributions may be held in escrow by the Company (subject to the same restrictions on forfeitability) until all restrictions on the respective Restricted Stock have lapsed. Holders of the Restricted Stock Units shall not have any of the rights of a stockholder, including the right to vote or receive dividends and other distributions, until Common Stock shall have been issued in the Participant’s name pursuant to the Restricted Stock Units; provided, however the Committee, in its sole and absolute discretion, may provide for Dividend Equivalents on vested Restricted Stock Units.

(f) Termination of Service. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all unvested shares of Restricted Stock and Restricted Stock Units held by the Participant and any dividends or distributions held in escrow by the Company with respect to Restricted Stock shall be forfeited immediately and returned to the Company. Notwithstanding this paragraph, to the extent applicable, all grants of Restricted Stock and Restricted Stock Units that vest solely upon the attainment of Performance Goals shall be treated pursuant to the terms and conditions that would have been applicable under Section 9 as if such grants were Awards of Performance Shares. Notwithstanding anything in this Plan to the contrary, the Committee may provide, in its sole and absolute discretion, that following the termination of employment or other service of a Participant with the Company for any reason, any unvested shares of Restricted Stock or Restricted Stock Units held by the Participant that vest solely upon a future service requirement shall vest in whole or in part, at any time subsequent to such termination of employment or other service.

(g) Payment of Common Stock with respect to Restricted Stock Units. Notwithstanding anything to the contrary herein, unless otherwise provided in the Award agreement, Common Stock will be issued with respect to Restricted Stock Units no later than March 15 of the year immediately following the year in which the Restricted Stock Units are first no longer subject to a substantial risk of forfeiture as such term is defined in Section 409A of the Code and the regulations issued thereunder (“RSU Payment Date”). In the event that

Participant has elected to defer the receipt of Common Stock pursuant to an Award Agreement beyond the RSU Payment Date, then the Common Stock will be issued at the time specified in the Award Agreement or related deferral election form. In addition, unless otherwise provided in the Award Agreement, if the receipt of Common Stock is deferred past the RSU Payment Date, Dividend Equivalents on the Common Stock covered by Restricted Stock Units shall be deferred until the RSU Payment Date.

9.	PERFORMANCE SHARES AND PERFORMANCE UNITS

(a) Grant of Performance Shares and Performance Units. Subject to the terms and conditions of the Plan, the Committee may grant to such Eligible Individuals as the Committee may determine, Performance Shares and Performance Units, in such amounts and on such terms and conditions as the Committee shall determine in its sole and absolute discretion. Each grant of a Performance Share or a Performance Unit shall satisfy the requirements as set forth in this Section.

(b) Performance Goals. Performance Goals will be based on one or more of the following criteria, as determined by the Committee in its absolute and sole discretion: (i) the attainment of certain target levels of, or a specified increase in, IDI’s enterprise value or value creation targets; (ii) the attainment of certain target levels of, or a percentage increase in, IDI’s after-tax or pre-tax profits including, without limitation, that attributable to IDI’s continuing and/or other operations; (iii) the attainment of certain target levels of, or a specified increase relating to, IDI’s operational cash flow or working capital, or a component thereof; (iv) the attainment of certain target levels of, or a specified decrease relating to, IDI’s operational costs, or a component thereof; (v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of IDI’s long-term or short-term public or private debt or other similar financial obligations of IDI, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee; (vi) the attainment of a specified percentage increase in earnings per share or earnings per share from IDI’s continuing operations; (vii) the attainment of certain target levels of, or a specified percentage increase in, IDI’s net sales, revenues, net income or earnings before income tax or other exclusions; (viii) the attainment of certain target levels of, or a specified increase in, IDI’s return on capital employed or return on invested capital; (ix) the attainment of certain target levels of, or a percentage increase in, IDI’s after-tax or pre-tax return on stockholder equity; (x) the attainment of certain target levels in the fair market value of IDI’s Common Stock; (xi) the growth in the value of an investment in the Common Stock assuming the reinvestment of dividends; and/or (xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before income tax, depreciation and amortization). In addition, Performance Goals may be based upon the attainment by a subsidiary, division or other operational unit of IDI of specified levels of performance under one or more of the measures described above. Further, the Performance Goals may be based upon the attainment by IDI (or a subsidiary, division, facility or other operational unit of IDI) of specified levels of performance under one or more of the foregoing measures relative to the performance of other corporations. To the extent permitted under Code Section 162(m) of the Code (including, without limitation, compliance with any requirements for stockholder approval), the Committee may, in its sole and absolute discretion: (i) designate additional business criteria upon which the Performance Goals may be based; (ii) modify, amend or adjust the business criteria described herein; or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and similar events or circumstances. Performance Goals may include a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

(c) Terms and Conditions of Performance Shares and Performance Units. The applicable Award Agreement shall set forth (i) the number of Performance Shares or the dollar value of Performance Units granted to the Participant; (ii) the Performance Period and Performance Goals with respect to each such Award; (iii) the threshold, target and maximum shares of Common Stock or dollar values of each Performance Share or Performance Unit and corresponding Performance Goals; and (iv) any other terms and conditions as the Committee determines in its sole and absolute discretion. The Committee shall establish, in its sole and absolute discretion, the Performance Goals for the applicable Performance Period for each Performance Share or Performance Unit granted hereunder. Performance Goals for different Participants and for different grants of Performance Shares and Performance Units need not be identical. Unless otherwise provided in an Award Agreement, a holder of Performance Units or Performance Shares is not entitled to the rights of a holder of Common Stock.

(d) Determination and Payment of Performance Units or Performance Shares Earned. Following the end of a Performance Period, the Committee shall determine the extent to which Performance Shares or Performance Units have been earned on the basis of the Company’s actual performance in relation to the established Performance Goals as set forth in the applicable Award Agreement and shall certify these results in writing. Unless otherwise provided in an Award Agreement, the Committee shall determine in its sole and absolute discretion whether payment with respect to the Performance Share or Performance Unit shall be made in cash, in shares of Common Stock, or in a combination thereof.

(e) Termination of Employment. Unless otherwise provided in an Award Agreement, if a Participant’s employment or other service with the Company terminates for any reason, all of the Participant’s outstanding Performance Shares and Performance Units shall be subject to the rules of this Section.

(i) Termination for Reason Other Than Death or Disability. If a Participant’s employment or other service with the Company terminates prior to the expiration of a Performance Period with respect to any Performance Units or Performance Shares held by such Participant for any reason other than death or Disability, the outstanding Performance Units or Performance Shares held by such Participant for which the Performance Period has not yet expired shall terminate upon such termination of employment or other service with the Company and the Participant shall have no further rights pursuant to such Performance Units or Performance Shares.

(ii) Termination of Employment for Death or Disability. If a Participant’s employment or other service with the Company terminates by reason of the Participant’s death or Disability prior to the end of a Performance Period, the Participant, or the Participant’s estate, devisee or heir at law (whichever is applicable) shall be entitled to a payment of the Participant’s outstanding Performance Units and Performance Shares, pursuant to the terms of the Plan and the Participant’s Award Agreement; provided, however, that the Participant shall be deemed to have earned only that proportion (to the nearest whole unit or share) of the Performance Units or Performance Shares granted to the Participant under such Award as the number of full months of the Performance Period which have elapsed since the first day of the Performance Period for which the Award was granted to the end of the month in which the Participant’s termination of employment or other service, bears to the total number of months in the Performance Period, subject to the attainment of the Performance Goals associated with the Award as certified by the Committee. The remaining Performance Units or Performance Shares and any rights with respect thereto shall be canceled and forfeited.

10.	OTHER AWARDS

Awards of shares of Common Stock, phantom stock and other Awards that are valued in whole or in part by reference to, or otherwise based on, Common Stock, may also be made, from time to time, to Eligible Individuals as may be selected by the Committee. Such Common Stock may be issued in satisfaction of Awards granted under any other plan sponsored by the Company or compensation payable to an Eligible Individual. In addition, such Awards may be made alone or in addition to or in connection with any other Award granted hereunder. The Committee may determine the terms and conditions of any such Award. Each such Award shall be evidenced by an Award Agreement between the Eligible Individual and the Company which shall specify the number of shares of Common Stock subject to the Award, any consideration therefore, any vesting or performance requirements, and such other terms and conditions as the Committee shall determine in its sole and absolute discretion.

11.	CHANGE IN CONTROL

Upon the occurrence of a Change in Control, the Committee may, in its sole and absolute discretion, provide on a case by case basis that (i) all Awards shall terminate, provided that Participants shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee in its sole discretion shall determine and designate, to exercise any Award, (ii) all Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the Change in Control Price with respect to shares subject to the vested portion of the Award net of the Exercise Price thereof, if applicable, (iii) in connection with a liquidation or dissolution of IDI, the Awards, to the extent vested, shall convert into the right to receive liquidation proceeds net of the Exercise Price (if applicable), (iv) accelerate the vesting of Awards and (v) any combination of the foregoing. In the event that the Committee does not terminate or convert an Award upon a Change in Control of IDI, then the Award shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

12.	CHANGE IN STATUS OF PARENT OR SUBSIDIARY

Unless otherwise provided in an Award Agreement or otherwise determined by the Committee, in the event that an entity or business unit which was previously a part of the Company is no longer a part of the Company, as determined by the Committee in its sole discretion, the Committee may, in its sole and absolute discretion: (i) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan; (ii) provide on a case by case basis that some or all outstanding Awards held by a Participant employed by or performing service for such entity or business unit may remain outstanding, may continue to vest, and/or may remain exercisable for a period not exceeding one (1) year, subject to the terms of the Award Agreement and this Plan; and/or (iii) treat the employment or other services of a Participant performing services for such entity or business unit as terminated, if such Participant is not employed by IDI or any entity that is a part of the Company, immediately after such event.

13.	REQUIREMENTS OF LAW

(a) Violations of Law. The Company shall not be required to make any payments, sell or issue any shares of Common Stock under any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award, the Participant or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any provisions of the Sarbanes-Oxley Act, and any other federal or state securities laws or regulations. Any determination in this connection by the Committee shall be final, binding, and conclusive. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Award, the issuance of shares pursuant thereto or the grant of an Award to comply with any law or regulation of any governmental authority.

(b) Registration. At the time of any exercise or receipt of any Award, the Company may, if it shall determine it necessary or desirable for any reason, require the Participant (or Participant’s heirs, legatees or legal representative, as the case may be), as a condition to the exercise or grant thereof, to deliver to the Company a written representation of present intention to hold the shares for their own account as an investment and not with a view to, or for sale in connection with, the distribution of such shares, except in compliance with applicable federal and state securities laws with respect thereto. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant (or Participant’s heirs, legatees or legal representative, as the case may be) upon the Participant’s exercise of part or all of the Award or receipt of an Award and a stop transfer order may be placed with the transfer agent. Each Award shall also be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the shares subject to the Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with, the issuance or purchase of the shares thereunder, the Award may not be exercised in whole or in part and the restrictions on an Award may not be removed unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion. The Participant shall provide the Company with any certificates, representations and information that the Company requests and shall otherwise cooperate with the Company in obtaining any listing, registration, qualification, consent or approval that the Company deems necessary or appropriate. The Company shall not be obligated to take any affirmative action in order to cause the exercisability or vesting of an Award, to cause the exercise of an Award or the issuance of shares pursuant thereto, or to cause the grant of Award to comply with any law or regulation of any governmental authority.

(c) Withholding. The Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the grant or exercise of an Award, or the removal of restrictions on an Award including, but not limited to: (i) the withholding of delivery of shares of Common Stock until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes; (ii) the canceling of any number of shares of Common Stock issuable in an amount sufficient to reimburse the Company for the amount it is required to so withhold; (iii) withholding the amount due from any such person’s wages or compensation due to such person; or (iv) requiring the Participant to pay the Company cash in the amount the Company is required to withhold with respect to such taxes.

(d) Governing Law. The Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware.

14.	GENERAL PROVISIONS

(a) Award Agreements. All Awards granted pursuant to the Plan shall be evidenced by an Award Agreement. Each Award Agreement shall specify the terms and conditions of the Award granted and shall contain any additional provisions as the Committee shall deem appropriate, in its sole and absolute discretion (including, to the extent that the Committee deems appropriate, provisions relating to confidentiality, non-competition, non-solicitation and similar matters). The terms of each Award Agreement need not be identical for Eligible Individuals provided that each Award Agreement shall comply with the terms of the Plan.

(b) Purchase Price. To the extent the purchase price of any Award granted hereunder is less than par value of a share of Common Stock and such purchase price is not permitted by applicable law, the per share purchase price shall be deemed to be equal to the par value of a share of Common Stock.

(c) Dividends and Dividend Equivalents. Except as set forth in the Plan, an Award Agreement or provided by the Committee in its sole and absolute discretion, a Participant shall not be entitled to receive, currently or on a deferred basis, cash or stock dividends, Dividend Equivalents, or cash payments in amounts equivalent to cash or stock dividends on shares of Common Stock covered by an Award. The Committee in its absolute and sole discretion may credit a Participant’s Award with Dividend Equivalents with respect to any Awards. To the extent that dividends and distributions relating to an Award are held in escrow by the Company, or Dividend Equivalents are credited to an Award, a Participant shall not be entitled to any interest on any such amounts. The Committee may not grant Dividend Equivalents to an Award subject to performance-based vesting to the extent that the grant of such Dividend Equivalents would limit the Company’s deduction of the compensation payable under such Award for federal tax purposes pursuant to Code Section 162(m).

(d) Deferral of Awards. The Committee may from time to time establish procedures pursuant to which a Participant may elect to defer, until a time or times later than the vesting of an Award, receipt of all or a portion of the shares of Common Stock or cash subject to such Award and to receive Common Stock or cash at such later time or times, all on such terms and conditions as the Committee shall determine. The Committee shall not permit the deferral of an Award unless counsel for IDI determines that such action will not result in adverse tax consequences to a Participant under Section 409A of the Code. If any such deferrals are permitted, then notwithstanding anything to the contrary herein, a Participant who elects to defer receipt of Common Stock shall not have any rights as a stockholder with respect to deferred shares of Common Stock unless and until shares of Common Stock are actually delivered to the Participant with respect thereto, except to the extent otherwise determined by the Committee.

(e) Prospective Employees. Notwithstanding anything to the contrary, any Award granted to a Prospective Employee shall not become vested prior to the date the Prospective Employee first becomes an employee of the Company.

(f) Stockholder Rights. Except as expressly provided in the Plan or an Award Agreement, a Participant shall not have any of the rights of a stockholder with respect to Common Stock subject to the Awards prior to satisfaction of all conditions relating to the issuance of such Common Stock, and no adjustment shall be made for dividends, distributions or other rights of any kind for which the record date is prior to the date on which all such conditions have been satisfied.

(g) Transferability of Awards. A Participant may not Transfer an Award other than by will or the laws of descent and distribution. Awards may be exercised during the Participant’s lifetime only by the Participant. No Award shall be liable for or subject to the debts, contracts, or liabilities of any Participant, nor shall any Award be subject to legal process or attachment for or against such person. Any purported Transfer of an Award in contravention of the provisions of the Plan shall have no force or effect and shall be null and void, and the purported transferee of such Award shall not acquire any rights with respect to such Award. Notwithstanding anything to the contrary, the Committee may in its sole and absolute discretion permit the Transfer of an Award to a Participant’s “family member” as such term is defined in the Form S-8 Registration Statement under the Securities Act of 1933, as amended, under such terms and conditions as specified by the Committee. In such case, such Award shall be exercisable only by the transferee approved of by the Committee. To the extent that the Committee permits the Transfer of an Incentive Stock Option to a “family member”, so that such Option fails to continue to satisfy the requirements of an incentive stock option under the Code such Option shall automatically be re-designated as a Non-Qualified Stock Option.

(h) Buyout and Settlement Provisions. Except as prohibited in Section 6(d) of the Plan, the Committee may at any time on behalf of IDI offer to buy out any Awards previously granted based on such terms and conditions as the Committee shall determine which shall be communicated to the Participants at the time such offer is made.

(i) Use of Proceeds. The proceeds received by IDI from the sale of Common Stock pursuant to Awards granted under the Plan shall constitute general funds of IDI.

(j) Modification or Substitution of an Award. Subject to the terms and conditions of the Plan, the Committee may modify outstanding Awards, provided that, except as expressly provided in the Plan, no modification of an Award shall adversely affect any rights or obligations of the Participant under the applicable Award Agreement without the Participant’s consent. Nothing in the Plan shall limit the right of the Company to pay compensation of any kind outside the terms of the Plan.

(k) Amendment and Termination of Plan. The Board may, at any time and from time to time, amend, suspend or terminate the Plan as to any shares of Common Stock as to which Awards have not been granted; provided, however, that the approval of the stockholders of IDI in accordance with applicable law and the Articles of Incorporation and Bylaws of IDI shall be required for any amendment: (i) that changes the class of individuals eligible to receive Awards under the Plan; (ii) that increases the maximum number of shares of Common Stock in the aggregate that may be subject to Awards that are granted under the Plan (except as permitted under Section 5 or Section 11 hereof); (iii) the approval of which is necessary to comply with federal or state law (including without limitation Section 162(m) of the Code and Rule 16b-3 under the Exchange Act) or with the rules of any stock exchange or automated quotation system on which the Common Stock may be listed or traded; or (iv) that proposed to eliminate a requirement provided herein that the stockholders of IDI must approve an action to be undertaken under the Plan. Except as expressly provided in the Plan, no amendment, suspension or termination of the Plan shall, without the consent of the holder of an Award, alter or impair rights or obligations under any Award theretofore granted under the Plan. Awards granted prior to the termination of the Plan may extend beyond the date the Plan is terminated and shall continue subject to the terms of the Plan as in effect on the date the Plan is terminated.

(l) Section 409A and 162(m) of the Code. With respect to Awards subject to Section 409A or 162(m) of the Code, this Plan is intended to comply with the requirements of such Sections, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of such Sections and the related regulations, and the Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

(m) Notification of 83(b) Election. If in connection with the grant of any Award, any Participant makes an election permitted under Code Section 83(b), such Participant must notify IDI in writing of such election within ten (10) days of filing such election with the Internal Revenue Service.

(n) Disclaimer of Rights. No provision in the Plan, any Award granted hereunder, or any Award Agreement entered into pursuant to the Plan shall be construed to confer upon any individual the right to remain in the employ of or other service with the Company or to interfere in any way with the right and authority of the Company either to increase or decrease the compensation of any individual, including any holder of an Award, at any time, or to terminate any employment or other relationship between any individual and the Company. The grant of an Award pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve or liquidate, or to sell or transfer all or any part of its business or assets.

(o) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to such Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(p) Nonexclusivity of Plan. The adoption of the Plan shall not be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or individuals) as the Board in its sole and absolute discretion determines desirable.

(q) Other Benefits. No Award payment under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any agreement between a Participant and the Company, nor affect any benefits under any other benefit plan of the Company now or subsequently in effect under which benefits are based upon a Participant’s level of compensation.

(r) Headings. The section headings in the Plan are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

(s) Pronouns. The use of any gender in the Plan shall be deemed to include all genders, and the use of the singular shall be deemed to include the plural and vice versa, wherever it appears appropriate from the context.

(t) Successors and Assigns. The Plan shall be binding on all successors of the Company and all successors and permitted assigns of a Participant, including, but not limited to, a Participant’s estate, devisee, or heir at law.

(u) Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

(v) Notices. Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, to IDI, to its principal place of business, Attention: Corporate Counsel and Secretary, and if to the holder of an Award, to the address as appearing on the records of the Company.

ANNEX A

DEFINITIONS

“Award” means any Common Stock, Option, Performance Share, Performance Unit, Restricted Stock, Stock Appreciation Right or any other award granted pursuant to the Plan.

“Award Agreement” means a written agreement entered into by IDI and a Participant setting forth the terms and conditions of the grant of an Award to such Participant.

“Board” means the board of directors of IDI.

“Cause” means, with respect to a termination of employment or other service with the Company, a termination of employment or other service due to a Participant’s dishonesty, fraud, or willful misconduct; provided, however, that if the Participant and the Company have entered into an employment agreement or consulting agreement which defines the term Cause, the term Cause shall be defined in accordance with such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether Cause exists for purposes of the Plan.

“Change in Control” means: (i) any Person (other than IDI, any trustee or other fiduciary holding securities under any employee benefit plan of IDI, or any company owned, directly or indirectly, by stockholders of IDI in substantially the same proportions as their ownership of IDI Common Stock) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of IDI representing more than fifty percent (50%) or more of the value of IDI’s then outstanding securities (the “Majority Owner”); provided, however, that no Change in Control shall occur under this paragraph (i) unless a person who was not a Majority Owner at some time after the Effective Date becomes a Majority Owner after the Effective Date; (ii) a merger, consolidation, reorganization, or other business combination of IDI with any other entity, other than a merger or consolidation which would result in the securities of IDI outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) by value of the securities of IDI or such surviving entity outstanding immediately after such merger or consolidation; or (iii) the consummation of the sale or disposition by IDI of all or substantially all of its assets other than (x) the sale or disposition of all or substantially all of the assets of the Company to a Person or Persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the securities of IDI by value at the time of the sale or (y) pursuant to a spin-off type transaction, directly or indirectly, of such assets to the stockholders of the IDI.

However, to the extent that Section 409A of the Code would cause an adverse tax consequence to a Participant using the above definition, the term “Change in Control” shall have the meaning ascribed to the phrase “Change in the Ownership or Effective Control of a Corporation or in the Ownership of a Substantial Portion of the Assets of a Corporation” under Treasury Department Regulation 1.409A-3(i)(5), as revised from time to time in either subsequent regulations or other guidance, and in the event that such regulations are withdrawn or such phrase (or a substantially similar phrase) ceases to be defined, as determined by the Committee.

“Change in Control Price” means the price per share of Common Stock paid in any transaction related to a Change in Control of IDI.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Committee” means a committee or sub-committee of the Board consisting of two or more members of the Board, none of whom shall be an officer or other salaried employee of the Company, and each of whom shall qualify in all respects as a “non-employee director” as defined in Rule 16b-3 under the Exchange Act, and as an “outside director” for purposes of Code Section 162(m). If no Committee exists, the functions of the Committee will be exercised by the Board; provided, however, that a Committee shall be created prior to the grant of Awards to a Covered Employee and that grants of Awards to a Covered Employee shall be made only by such Committee. Notwithstanding the foregoing, with respect to the grant of Awards to non-employee directors, the Committee shall be the Board.

“Common Stock” means the common stock, par value $0.0005 per share, of IDI or any other security into which such common stock shall be changed as contemplated by the adjustment provisions of Section 5 of the Plan.

“Company” means IDI, the subsidiaries of IDI and all other entities whose financial statements are required to be consolidated with the financial statements of IDI pursuant to United States generally accepted accounting principles, and any other entity determined to be an affiliate of IDI as determined by the Committee in its sole and absolute discretion.

“Covered Employee” means “covered employee” as defined in Code Section 162(m)(3).

“Covered Individual” means any current or former member of the Committee, any current or former officer or director of the Company, or, if so determined by the Committee in its sole discretion, any individual designated pursuant to Section 4(c).

“Disability” means a “permanent and total disability” within the meaning of Code Section 22(e)(3); provided, however, that if a Participant and the Company have entered into an employment or consulting agreement which defines the term Disability for purposes of such agreement, Disability shall be defined pursuant to the definition in such agreement with respect to any Award granted to the Participant on or after the effective date of the respective employment or consulting agreement. The Committee shall determine in its sole and absolute discretion whether a Disability exists for purposes of the Plan.

“Dividend Equivalents” means an amount equal to the cash dividends paid by the Company upon one share of Common Stock subject to an Award granted to a Participant under the Plan.

“Eligible Individual” means any employee, consultant, officer, director (employee or non-employee director) or independent contractor of the Company and any Prospective Employee to whom Awards are granted in connection with an offer of future employment with the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the purchase price per share of each share of Common Stock subject to an Award.

“Fair Market Value” means, unless otherwise required by the Code, as of any date, the last sales price reported for the Common Stock on the day immediately prior to such date (i) as reported by the national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Financial Industry Regulatory Authority, Inc., or if the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted; provided, however, that the Committee may modify the definition of Fair Market Value to reflect any changes in the trading practices of any exchange or automated system sponsored by the Financial Industry Regulatory Authority, Inc. on which the Common Stock is listed or traded. If the Common Stock is not readily traded on a national securities exchange or any system sponsored by the Financial Industry Regulatory Authority, Inc., the Fair Market Value shall be determined in good faith by the Committee.

“Grant Date” means, unless otherwise provided by applicable law, the date on which the Committee approves the grant of an Award or such later date as is specified by the Committee and set forth in the applicable Award Agreement.

“IDI” means IDI, Inc., a Delaware corporation.

“Incentive Stock Option” means an “incentive stock option” within the meaning of Code Section 422.

“Non-Qualified Stock Option” means an Option which is not an Incentive Stock Option.

“Option” means an option to purchase Common Stock granted pursuant to Sections 6 of the Plan.

“Participant” means any Eligible Individual who holds an Award under the Plan and any of such individual’s successors or permitted assigns.

“Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award.

“Performance Period” means the period during which Performance Goals must be achieved in connection with an Award granted under the Plan.

“Performance Share” means a right to receive a fixed number of shares of Common Stock, or the cash equivalent, which is contingent on the achievement of certain Performance Goals during a Performance Period.

“Performance Unit” means a right to receive a designated dollar value, or shares of Common Stock of the equivalent value, which is contingent on the achievement of Performance Goals during a Performance Period.

“Person” shall mean any person, corporation, partnership, limited liability company, joint venture or other entity or any group (as such term is defined for purposes of Section 13(d) of the Exchange Act), other than a Parent or subsidiary of the Company.

“Plan” means this IDI, Inc. 2015 Stock Incentive Plan.

“Prospective Employee” means any individual who has committed to become an employee or independent contractor of the Company within sixty (60) days from the date an Award is granted to such individual.

“Restricted Stock” means Common Stock subject to certain restrictions, as determined by the Committee, and granted pursuant to Section 8 hereunder.

“Restricted Stock Unit” means a right, granted under this Plan, to receive Common Stock upon the satisfaction of certain conditions, or if later, at the end of a specified deferral period following the satisfaction of such conditions.

“Section 424 Employee” means an employee of IDI or any “subsidiary corporation” or “parent corporation” as such terms are defined in and in accordance with Code Section 424. The term “Section 424 Employee” also includes employees of a corporation issuing or assuming any Options in a transaction to which Code Section 424(a) applies.

“Stock Appreciation Right” means the right to receive all or some portion of the increase in value of a fixed number of shares of Common Stock granted pursuant to Section 7 hereunder.

“Transfer” means, as a noun, any direct or indirect, voluntary or involuntary, exchange, sale, bequeath, pledge, mortgage, hypothecation, encumbrance, distribution, transfer, gift, assignment or other disposition or attempted disposition of, and, as a verb, directly or indirectly, voluntarily or involuntarily, to exchange, sell, bequeath, pledge, mortgage, hypothecate, encumber, distribute, transfer, give, assign or in any other manner whatsoever dispose or attempt to dispose of.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet 24 Hours a Day, 7 Days a Week or by Mail IDI, INC. (Fka Tiger Media, Inc.) As a stockholder of IDI, Inc., you have the option of voting your shares electronically through the Internet, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet must be received by 7:00 p.m., Eastern Time, on June 1, 2015. INTERNET/MOBILE www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Mark, sign and date your proxy card and return it in the postage-paid envelope provided. PROXY FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED Please mark your votes X like this THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSALS 1, 2 AND 3 AND “ONE (1) YEAR” FOR PROPOSAL 4. FOR AGAINST ABSTAIN Proposal 1 –– To elect the seven (7) directors listed below to IDI’s Board of Directors to serve until IDI’s 2016 Annual Meeting of Stockholders or until a successor is duly elected and qualied. FOR ALL Nominees WITHHELD As to All Nominees Proposal 3 –– Advisory approval of IDI’s 2014 executive compensation. NOMINEES: Proposal 4 –– Advisory approval of the frequency of future stockholder advisory votes relating to IDI’s executive compensation. (01) Robert N. Fried ONE (1) YEAR TWO (2) YEARS THREE (3) YEARS ABSTAIN (02) Derek Dubner (03) Steven D. Rubin (04) Daniel Brauser (05) Peter Benz (06) Michael Brauser (07) Ken Hunter Please check the box if you plan on attending the Annual Meeting. (Instruction: To withhold authority to vote for any individual nominee, mark “FOR ALL Nominees” and then strike a line through that nominee’s name in the list above) IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF. FOR AGAINST ABSTAIN Proposal 2 –– To approve the IDI, Inc. 2015 Stock COMPANY ID: Incentive Plan and ratify awards made under the Plan. PROXY NUMBER: ACCOUNT NUMBER: Signature Signature, if held jointly Date , 2015. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Availability of Materials for the Annual Meeting of Stockholders to be held June 2, 2015 The Notice of the Annual Meeting of Stockholders, the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2014 are available at http://www.tigermedia.com FOLD HERE DO NOT SEPARATE INSERT IN ENVELOPE PROVIDED PROXY IDI, INC. (Fka Tiger Media, Inc.) 2650 North Military Trail, Suite 300 Boca Raton, Florida 33431 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS 2015 ANNUAL MEETING OF STOCKHOLDERS JUNE 2, 2015 (3:30 P.M. EASTERN TIME) The undersigned hereby appoints Derek Dubner and Joshua Weingard and each of them severally, as proxies of the undersigned, each with full power to appoint his substitute, to represent the undersigned at the Annual Meeting (the “Meeting”) of Stockholders of IDI, Inc. (the “Company”) to be held on June 2, 2015 (3:30 p.m. Eastern Time) at 4400 Biscayne Boulevard, Miami, Florida 33137, and at any adjournments thereof, and to vote all ordinary shares of the Company held of record by the undersigned at the close of business on April 13, 2015 in accordance with the instructions set forth on this proxy card and, in their discretion, to vote such shares on any other business as may properly come before the Meeting and on matters incident to the conduct of the Meeting. Any proxy heretofore given by the undersigned with respect to such ordinary shares is hereby revoked. PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED ENVELOPE (Continued and to be marked, dated and signed, on the other side)